EXHIBIT 4(K)


                                                                  CONFORMED COPY


                    AMENDED & RESTATED SUBORDINATED FACILITY
                                   AGREEMENT


                      TXU AUSTRALIA HOLDINGS (PARTNERSHIP)
                               LIMITED PARTNERSHIP
                                   (BORROWER)

                                 CITIBANK, N.A.
                                   (ARRANGER)

                             CITISECURITIES LIMITED
                             (ADMINISTRATIVE AGENT)

                                       and

              THE FINANCIERS SPECIFIED IN THE DETAILS AS FINANCIERS
                                  (FINANCIERS)


                                    FREEHILL
                                   -----------
                                   HOLLINGDALE
                                   -----------
                                     & PAGE
                                   -----------

              101 Collins Street Melbourne Victoria 3000 Australia
                           GPO Box 128A Melbourne 3001
       Telephone (03) 9288 1234 Facsimile (03) 9288 1567 DX 240 Melbourne
                           Reference: PWS:SKC:20870612

MELBOURNE  SYDNEY  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY
                CORRESPONDENT OFFICES IN JAKARTA AND KUALA LUMPUR

      Liability is limited by the Solicitors Scheme under the Professional
                            Standards Act 1994 (NSW)

--------------------------------------------------------------------------------
TABLE OF CONTENTS

Clause                                                                    Page

1 THE FACILITY AND FACILITY LIMIT                                           14

      Original Facility                                                     14
      Amendment and Restatement of Original Facility                        14
      Maximum accommodation                                                 15
      Several Obligations                                                   15
      Several Interests                                                     15
      Termination                                                           16
      Performance of Deed Poll                                              16

2 ISSUE OF LOAN NOTES UNDER THE FACILITY                                    16

      Dealings with Loan Notes                                              16
      Relationship between Loans under the Deed Poll                        17
      Location of Deed Poll                                                 17
      Minimum Amount of Loan Notes and the Corporations Law                 17

3 INTEREST                                                                  18

      Notification of Interest Period                                       18
      When Interest Periods begin and end                                   18
      Notice of Interest Rate                                               18

4 FEES                                                                      18

      Agency Fee                                                            18
      Arranger Fee                                                          18
      Participation Level Fees                                              18

5 REPRESENTATIONS AND WARRANTIES                                            19

6 GENERAL UNDERTAKINGS                                                      21

7 EVENTS OF DEFAULT                                                         22

8 COSTS AND INDEMNITIES                                                     24

      What the Borrower agrees to pay                                       24
      Indemnity                                                             24
      Payment of employees' losses                                          25
      Currency conversion on judgment debt                                  25

9 REGISTRATION                                                              26

      Registered form                                                       26
      Issue of Loan Notes by inscription in Register                        26
      Effect of inscription                                                 26
      Appointment of Registrar                                              26
      Register                                                              27
      Entries in, and rectification of, Register                            27
      Certified extracts from Register available                            27
      Register is paramount                                                 28
      Inspection of Register                                                28
      Change of Registrar                                                   28
      Discharge of retiring Registrar                                       28

10 OBLIGATIONS AND RESTRICTIONS                                             29

      No prospectus                                                         29
      Financiers to observe laws                                            29
      Restrictions on offer and sales of Loan Notes                         29

11 SCOPE OF AGENCY                                                          29

      Appointment                                                           29
      Extent of authority and obligations                                   29
      Acceptance by Administrative Agent                                    29
      Binding nature of agency                                              30
      Excluded roles and duties                                             30
      The Arranger's and the Financiers' interest in Deed of Common Terms   30

12 HOW AND WHEN THE ADMINISTRATIVE AGENT ACTS                               30

      After consultation and instructions                                   30
      Matters requiring instructions from all Financiers                    31
      Matters requiring instructions from a Majority of Financiers          31
      Overriding instructions                                               32
      Without consultation or instructions                                  32
      Administrative Agent's actions                                        32
      Financier's instructions                                              32

13 ADMINISTRATIVE AGENT'S OBLIGATIONS TO GIVE NOTICES AND COPIES            33

      Administrative Agent's obligations                                    33
      Administrative Agent's awareness of certain events                    33
      Administrative Agent may assume compliance                            33
      Confidentiality                                                       33
      Limit on obligations                                                  33

14 ADMINISTRATIVE AGENT'S RELATIONSHIP WITH FINANCIERS                      34

      Individual responsibility of Financiers                               34
      Exoneration of Administrative Agent                                   34
      Administrative Agent in capacity of a Financier                       35
      Administrative Agent dealing in different capacities                  35
      Administrative Agent to act on Financier's request                    35
      Restriction on Financiers exercising rights                           35
      Notice of transfer                                                    36
      Financier to pay over amounts received directly                       36
      Pro-rata refunds                                                      36
      Proceeds of litigation                                                36
      Amendment to Transaction Documents                                    36

15 FUNDING OF ADMINISTRATIVE AGENT                                          37

      Financiers to indemnify against non-payment                           37
      The Borrower's back-to-back indemnity                                 37
      Funds before acting                                                   37
      If a Financier does not fund                                          37
      Borrower's costs obligation not affected                              38

16 ADMINISTRATIVE AGENT'S RELATIONSHIP WITH THE BORROWER                    38

      Compliance may be assumed                                             38
      Administrative Agent is not responsible for Financier's breach        38

17 CHANGE OF ADMINISTRATIVE AGENT                                           38

      Retirement                                                            38
      Removal                                                               39
      When retirement or removal takes effect                               39
      Permitted successor Administrative Agent                              39
      Obligations of retiring and successor Administrative Agent            39
      Manner of appointment                                                 39

18 MISCELLANEOUS PROVISIONS RELATING TO AGENCY                              40

      Delegation by Administrative Agent                                    40
      Duties when delegating                                                40
      Responsibility for delegates                                          40
      Administrative Agent may rely on communications and opinions          40
      Force majeure                                                         40
      No responsibility for force majeure                                   40

19 ENTITLEMENTS TO PAYMENTS                                                 41

      Entitlement to payments                                               41
      Standing Payment Instructions                                         41
      Direction to pay                                                      41

20 DISTRIBUTION OF PAYMENTS                                                 42

      How Administrative Agent is to distribute                             42
      Excess distributions - contingencies                                  42
      Postponement of non-funding Financiers                                42
      Manner of distribution                                                42
      Distributions made in error                                           43
      Application of payments                                               43

21 TRANSFERS AND SUBSTITUTIONS BY FINANCIERS                                43

      Dealings of rights under Loan Notes by Financiers                     43
      Syndication - Deed Poll                                               43
      Transfer and Substitution by Financiers                               44
      Transfer Certificates                                                 44
      Assignments and Transfers on the Borrower's Request                   45

22 DEALING WITH INTERESTS                                                   46

      No dealing by the Borrower                                            46
      Dealings by Financiers                                                46
      Dealings by Administrative Agent                                      46

23 NOTICES                                                                  46

      Form                                                                  46

24 GENERAL                                                                  47

      Set-off                                                               47
      Certificates                                                          47
      Conflict of interest                                                  47
      Exercise of rights                                                    47
      Supervening legislation                                               48
      Approvals and consent                                                 48
      Remedies cumulative                                                   48
      Indemnities                                                           48
      Time of the essence                                                   48
      Further assurances                                                    48
      Variation and waiver                                                  48
      Confidentiality                                                       49
      Inconsistent law                                                      49
      Counterparts                                                          49
      Applicable law                                                        49
      Serving documents                                                     50

25 INTERPRETATION                                                           50

      Definitions                                                           50
      References to certain general terms                                   57
      Number                                                                57
      Headings                                                              58
      Deed of Common Terms                                                  58
      Partnership                                                           58

SCHEDULE 1 - FINANCIAL CLOSE NOTICE

SCHEDULE 2 - FORM OF TRANSFER CERTIFICATE

SCHEDULE 3 - DEED POLL

SCHEDULE 4 - CONDITIONS PRECEDENT

AMENDED AND RESTATED SUBORDINATED FACILITY AGREEMENT AS OF 30 JUNE 2000


--------------------------------------------------------------------------------
DETAILS

    INTERPRETATION

     Definitions are at the end of the General Terms before the schedules.

                     -----------------------------------------------------------
                     BORROWER,   ADMINISTRATIVE  AGENT,  ARRANGER,  FINANCIERS,
PARTIES and, subject to the provisions of clause 2 (Issue of Loan Notes under the Facility), the ADDITIONAL FINANCIERS each as described below.
                     -----------------------------------------------------------

                     -----------------------------------------------------------
BORROWER TXU Australia Holdings (Partnership) Limited Partnership a limited partnership formed and registered under the Partnership Act 1958 of Victoria, the general partner of which is:

                     Name:                 TXU Australia Holdings (AGP) Pty Ltd

                     ACN:                  086 014 931

                     Incorporated in:      Victoria

                     and the limited partners of which are:

                     Name: TXU Australia (LP) No. 1 Limited (previously known as TU Australia Holdings No. 1 Limited)

                     ARBN:                 086 406 733

                     Incorporated in:      England and Wales

                     and:

                     Name: TXU Australia (LP) No. 2 Limited (previously known as TU Australia Holdings No. 2 Limited)

                     ARBN:                 086 406 724

                     Incorporated in:      England and Wales

                     Address:              Level 17
                                           452 Flinders Street
                                           Melbourne, Victoria

                     Fax:                  (03) 9229 6222

                     Telephone:            (03) 9229 6265

                     Attention:            Treasurer
                     -----------------------------------------------------------

                     -----------------------------------------------------------
ADMINISTRATIVE AGENT
                     Name:          Citisecurities Limited

                     ACN:           008 489 610

                     Address: Level 10, 1 Margaret Street, Sydney, New South Wales 2000

                     Fax:           (02) 9262 2520

                     Telephone:     (02) 9239 9860

                     Attention:     Ms Celle Raguine

                     Standing
                     Payment
                     Instructions:

                     Account Name:  Citibank Limited/I/O Account

                     Account        9522550008
                     Number:

                     Bank:          Citibank Limited

                     BSB Number:    242-000

                     Address: Level 13, 1 Margaret Street, Sydney, New South Wales 2000

                     SWIFT Address: CITIAU2X

                     Reference:     Citisecurities Limited/TXU/Celle Raguine
                     -----------------------------------------------------------

ARRANGER:            Name:          Citibank, N.A.

                     ARBN:          072 814 058

                     Address: Level 26, 101 Collins Street, Melbourne, Victoria 3000

                     Fax:           (03) 9653 7301

                     Telephone:     (03) 9653 7310

                     Attention:     Sue Heron

                     Standing
                     Payment
                     Instructions:

                     Account Name:  Citibank Corporate Loans

                     Account        9522640007
                     Number:

                     Bank:          Citibank Limited

                     BSB Number:    243-000

                     Swift Address: CITIAU2X

                     Reference:     Trevor Dutton - TXU
                     -----------------------------------------------------------

                     -----------------------------------------------------------
FINANCIERS
                     See last page of these Details
                     -----------------------------------------------------------

                     -----------------------------------------------------------
FACILITY             DESCRIPTION:   364  -  day  guaranteed,  subordinated  cash
                                    advance facility.
                     FACILITY       A$413,000,000.00,  as may be  reduced by the
                     LIMIT:         total  of  all  prepayments  and  repayments
                                    under this agreement and the Deed Poll.
                     FINANCIAL      Means  30 June  2000 or such  other  date as
                     CLOSE:         may be agreed  between the  Borrower and the
                                    Arranger.

                     MATURITY DATE: 364 days from Financial Close.
                     INTEREST RATE: Bank Bill Rate plus the Margin.
                     INTEREST       From Financial  Close, 1 month, 2 months,  3
                     PERIODS:       months  or 6  months,  at the  option of the
                                    Borrower or for such periods as may be
                                    agreed between the Borrower and the
                                    Administrative Agent.

                     PURPOSE: To extend the maturity of the Facility that was originally intended:

                                    (a)   to fund the completion of the purchase
                                          of the assets of Westar Assets, Westar
                                          and Kinetik under the Sale Agreement
                                          (each as defined in the Deed of Common
                                          Terms); and

                                    (b)   for the payment of fees and expenses
                                          associated with that purchase, this
                                          agreement and the Deed of Common Terms
                                          and the financing arrangements
                                          contemplated under the Deed of Common
                                          Terms.

                     DRAWINGS:      Single  advance not  exceeding  the Facility
                                     Limit.

                     PREPAYMENT:    Prepayments  of at least  A$10,000,000  or a
                                    whole multiple of A$1,000,000  are permitted
                                    on 3 Business  Days' notice  expiring on the
                                    last day of an Interest Period.
                     -----------------------------------------------------------

                     -----------------------------------------------------------
FEES    (also    see PARTICIPATION  As set out in clause 4 (Fees).
clause 4 (Fees))     FEES:
                     -----------------------------------------------------------
                     AGENCY FEE:    As separately agreed in writing between
                                    the Administrative Agent and the Borrower in
                                    the Agency Fee Letter.
                     -----------------------------------------------------------

                     -----------------------------------------------------------
                     ARRANGER FEE:  As separately agreed in writing between
                                    the Arranger and the Borrower in the
                                    Arranger Mandate Letter.
                     -----------------------------------------------------------


                     -----------------------------------------------------------
TRANSACTION
DOCUMENTS           include:

                    o    this agreement

                    o    the Financial Close Notice

                    o    any Transfer Certificate

                    o    the Texas Guarantee

                    o    the Deed of Common Terms

                    o    the Arranger Mandate Letter

                    o    the Agency Fee Letter

                    o    each New Creditor Accession Deed

                    o    the Deed Poll

                    o    each Loan Note
                     -----------------------------------------------------------


                     -----------------------------------------------------------
BUSINESS DAY PLACE
                     Melbourne and Sydney
                     -----------------------------------------------------------

                     -----------------------------------------------------------
GOVERNING LAW
                     New South Wales
                     -----------------------------------------------------------

                     -----------------------------------------------------------
DATE OF AGREEMENT
                     as of 30 June 2000
                     -----------------------------------------------------------


FINANCIERS:

ORIGINAL FINANCIERS

--------------------------------------------------------------------------------
NAME AND DETAILS                         ORIGINAL              COMMITMENT
                                        COMMITMENT
                                                                   A$
                                            A$
--------------------------------------------------------------------------------
Citibank, N.A.                         213,000,000             50,000,000
ARBN: 072 814 058
Address and Lending Office:

Level 26, 101 Collins Street
Melbourne, Victoria  3000
Fax:  (03) 9653 7301
Telephone: (03) 9653 7310
Attention:    Sue    Heron-    Vice
President
Standing Payment Instructions:

Account Number:     9522640007

Bank:               Citibank Limited

BSB Number:         243-000

Swift Address:      CITIAU2X

Reference:          Trevor Dutton -
TXU

--------------------------------------------------------------------------------
BA Australia Limited                   100,000,000             50,000,000
ACN: 004 617 341
Address and Lending Office:

Level 63,
MLC Centre

19-29 Martin Place, Sydney

NSW 2000
Fax: (02) 9221 1023
Telephone: (02) 9931 4310
Attention:  John  Barrett  - Senior
Vice      President,      Portfolio
Management, Global Project Finance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Standing Payment Instructions:

Account Name:  Bank of America NT &
SA

Account Number: 11191019

Bank: National Australia Bank

BSB Number: 232-001

Swift Address: BOFAAUSX
Reference:  TXU
--------------------------------------------------------------------------------
Westpac Banking Corporation            100,000,000             89,000,000
ARBN: 007 457441
Address and Lending Office:

Level  10,  360   Collins   Street,
Melbourne, Victoria 3000
Fax: (03) 9670 5013
Telephone: (03) 9608 3778
Attention:     Michael    Williams,
Relationship Officer
Standing Payment Instructions:

Account  Name:   Suspense   Account
Manager - Project & Syndications

Account Number: 10-2099

Bank: Westpac Banking Corporation

BSB Number: 032-001

Swift Address: WPACAU2S

Reference: TXU Australia
--------------------------------------------------------------------------------


ADDITIONAL FINANCIERS
--------------------------------------------------------------------------------
NAME AND DETAILS                                 COMMITMENT

                                                     A$
--------------------------------------------------------------------------------

The   Toronto  -  Dominion   Bank,
Australia Branch                                 89,000,000
ARBN: 082 818 175
Address and Lending Office:
Level 34, 525 Collins Street,
Rialto South Tower,
Melbourne, Victoria 3000
Fax: (03) 9614 1613
Telephone: (03) 9993 1265
Attention:   Justin   McNab  -Vice
President  &  Director,  Energy  &
Utilities
Standing Payment Instructions:

Account         Name:          The
Toronto-Dominion  Bank,  Melbourne
Branch

Account Number: 933001

Bank: The Toronto-Dominion Bank

BSB Number: 933-001

Swift Address: TDOMAU3B

Reference: Kim Seeley (TXU)
--------------------------------------------------------------------------------
Australia and New Zealand  Banking               50,000,000
Group Limited

ACN: 005 357 522
Address and Lending Office:

Level  16,  530  Collins   Street,
Melbourne, Victoria 3000
Fax: (03) 9273 1533
Telephone: (03) 9273 1762
--------------------------------------------------------------------------------
Attention:     Charles     Rickey,
Analyst,        Utilities        &
Infrastructure

Standing Payment Instructions:

Account  Name:  Manager  Account -
TXU       Australia       Holdings
(Partnership) Limited Partnership

Account Number: 836921598
Bank:  Australia  and New  Zealand
Banking Group Limited

BSB Number: 013-056

Swift Address: ANZBAU3M

--------------------------------------------------------------------------------
Royal Bank of Canada

                                                 50,000,000

ARBN: 076 940 880
Address and Lending Office:  Level
18, 167 Macquarie  Street,  Sydney

New South Wales 2000


Fax: (02) 9221 2261
Telephone: (02) 9373 0861
Attention:    Keith    Bosler    -
Director, Global Banking


Standing Payment Instructions:

Account   Name:   Royal   Bank  of
Canada Sydney

Account Number: Direct via RTGS

Bank: Royal Bank of Canada

BSB Number: 935-001

Swift Address: ROYCAU2S

Reference: TXU Australia Holdings

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
United   Overseas   Bank  Limited,               35,000,000
Sydney Branch
ARBN: 060 785 284
Address and Lending Office:
Level 9, 32 Martin Place,
Sydney NSW 2000
Fax: (02) 9221 1541
Telephone: (02) 9221 1924
Attention:  Kevin  Yung -  General
Manager
Standing Payment Instructions:

Account   Name:    TXU   Australia
Holdings

Account Number: 703200

Bank:    United    Overseas   Bank
Limited, Sydney Branch

BSB Number: 922-001

Swift Address: UOVBAU2S

Reference: TXU - STA

--------------------------------------------------------------------------------

GENERAL TERMS

1    THE FACILITY AND FACILITY LIMIT

     ORIGINAL FACILITY

     1.1 Citibank, N.A. had granted to the Borrower and Eastern a facility under this agreement executed on 24 February 1999, as subsequently amended by the Amending Agreements and in respect of which Citibank, N.A., with the prior consent of the Guarantor, assigned a portion of its rights under such facility on 24 December 1999 to BA Australia Limited and a portion of its rights under such facility on 30 December 1999 to Westpac Banking Corporation.

     1.2 The Original Facility was subordinated in a partnership corporate structure of the Borrower and Eastern to other Senior Creditors (as defined in the Deed of Common Terms).

     1.3 A guarantee entitled "Guaranty" dated 24 February 1999 had been granted by the Guarantor in relation to the Original Facility in favour of Citibank, N.A. and, pursuant to the assignments referred to in clause 1.1, BA Australia Limited and Westpac Banking Corporation.

     AMENDMENT AND RESTATEMENT OF ORIGINAL FACILITY

     1.4 Pursuant to the Amendment and Restatement Agreement, the following events occurred in the order set out below:

          (a) each of the Borrower and Eastern paid the Original Administrative Agent on 30 June 2000 for the account of the Original Financiers an amount equal to the total amount of interest accrued but unpaid on their respective drawings provided to it under the Original Facility for the period up to but excluding 30 June 2000;

          (b) notwithstanding the terms of the Original Facility, the Original Financiers consented to the making of a drawing under the Original Facility on 30 June 2000 to the Borrower of an amount equal to the aggregate amount of all drawings provided to Eastern under the Original Facility in their respective proportions which their Original Commitment bears to the Facility Limit;

          (c) on 30 June 2000, Eastern repaid the aggregate amount of all drawings provided to it under the Original Facility and the Original Financiers directed Eastern to make a direct payment on 30 June 2000 to the Borrower (or at its direction) of an amount equal to such amount repaid by Eastern;

          (d) Eastern, the Borrower, the Original Administrative Agent and the Original Financiers agreed that the payment made by Eastern to the Borrower (or at its direction) referred to in clause 1.4(c) was:

               (1) in full and final payment of Eastern's liabilities and obligations to the Original Financiers in relation to the Original Facility; and

               (2) construed as the making available of the drawing to the Partnership on 30 June 2000 referred to in clause 1.4(b) by the Original Financiers.

          (e) the interest accrued on the Principal Outstanding as at and up to the date of Financial Close was paid in full by each of Eastern and the Borrower;

          (f) the rights, liabilities and obligations of Eastern in relation to the Original Facility was assigned and transferred to, and assumed by, the Borrower;

          (g) the Original Administrative Agent of the Original Facility retired;

          (h) the Administrative Agent was appointed in accordance with the terms of this agreement as amended and restated in its current form;

          (i)  this agreement was amended and restated in its current form;

          (j)  the Deed Poll was executed on or about the date of Financial
               Close;

          (k) the guarantee referred to in clause 1.3 was replaced and expressed to be in favour of the Administrative Agent, the Arranger and the Financiers in relation to the Facility;

          (l) each of the Original Financiers accepted a Loan Note (by inscription in the Register) in respect of its Original Commitment and:

                    (1)  such Loan Note was registered under the Deed Poll; and

                    (2) its Original Commitment was deemed to be provided through its Lending Office.

     1.5 The Facility is subordinated in a partnership corporate structure of the Borrower to other Senior Creditors (as defined in the Deed of Common Terms).

     MAXIMUM ACCOMMODATION

     1.6 The maximum total amount of financial accommodation available to the Borrower under this agreement is the Facility Limit.

     1.7 Despite anything in this agreement, a Financier need not provide financial accommodation under this agreement to the extent by which its Drawn Commitment after providing that financial accommodation would exceed its Commitment.

     1.8 Subject to the terms of clause 12.2(a) (Matters requiring instructions from all Financiers) and to the prior written consent of the Guarantor, the parties to this agreement may agree to an increase to the Facility Limit.

     SEVERAL OBLIGATIONS

     1.9 The obligations of each Financier under this agreement and each Transaction Document are several. The failure of a Financier to perform its obligations under a Transaction Document will not relieve any other Financier, the Administrative Agent or the Borrower of any of their respective obligations under a Transaction Document. The Administrative Agent will not be responsible for the obligations of any Financier (except for its own obligations, if any, as a Financier) nor will any Financier be responsible for the obligations of any other Financier.

     SEVERAL INTERESTS

     1.10 The interests of the Administrative Agent and each Financier under this agreement and each Transaction Document are several. Subject to the provisions of the Transaction Documents, each Financier may separately enforce its rights under any Transaction Document.

     TERMINATION

     1.11 The Facility terminates on the Maturity Date.

     PERFORMANCE OF DEED POLL

     1.12 Each Financier and the Administrative Agent undertakes to do everything the Deed Poll provides that it is to do and agrees to be bound by the Deed Poll.

2    ISSUE OF LOAN NOTES UNDER THE FACILITY
--------------------------------------------------------------------------------

     DEALINGS WITH LOAN NOTES

     2.1 Subject to the confirmations from the Arranger and the Administrative Agent to the Borrower of the receipt of the following documents in form and substance satisfactory to the Arranger and the Administrative
          Agent:

          (a) all of the documents referred to in Schedule 4 (Conditions Precedent);

          (b)  the Financial Close Notice duly completed by the Borrower; and

          (c) all the Additional Financier Transfer Certificates duly executed by the Additional Financiers and the Original Financiers;

          on the date of Financial Close:

               (1) the Administrative Agent must execute all the Additional Financier Transfer Certificates and whereupon each Original Financier assigns and transfers to each Additional Financier a part of its rights and obligations in the Original Commitment such that each Additional Financier has the rights and obligations to the Borrower in respect of such Additional Financier's Commitment and each Additional Financier accepts such assignment and transfer by paying an amount equal to the Commitment of such Additional Financier to the Administrative Agent in accordance with the Standing Payment Instructions of the Administrative Agent for the account of the Original Financiers; and

               (2) upon receipt of an amount equal to the aggregate of the Commitments of the Additional Financiers, the Administrative Agent shall notify the Borrower and:

                    (A) each Additional Financier must execute a New Creditor Accession Deed; and

                    (B) the Borrower must then issue a Loan Note to each Financier by instructing the Administrative Agent to inscribe the issue in the Register, such instruction to be deemed to have been duly given by the Borrower (without any requirement for a written notice to that effect from the Borrower) upon the execution of all the New Creditor Accession Deeds by the Additional Financiers where each Loan Note is for:

                    (i) a maximum principal amount which may be outstanding from time to time under it equal to the Financier's Commitment; and

                    (ii) a principal amount outstanding equal to the Financier's
                         Proportion of the Drawings from time to time outstanding.

     2.2 The Administrative Agent must then pay to each Original Financier in accordance with the applicable Standing Payment Instructions an amount which is equal to the difference between its Original Commitment and its Commitment whereupon the Original Financiers will be deemed to have surrendered their existing Loan Notes to the Borrower and the Borrower must cancel such Loan Notes by instructing the Administrative Agent to inscribe such cancellation in the Register, such instruction to be deemed to have been duly given by the Borrower (without any requirement for a written notice to that effect from the Borrower upon such payments by the Administrative Agent).

     2.3  Anything required to be certified under clause 2.1 must be certified by:

          (a)  the secretary or a director of the General Partner; or

          (b) the secretary or assistant secretary or treasurer or assistant treasurer of the Guarantor,

          as appropriate, as being true and correct as at a date no earlier than the date of Financial Close.

     RELATIONSHIP BETWEEN LOANS UNDER THE DEED POLL

     2.4 The Borrower shall repay or prepay amounts between the Loan Notes rateably according to the participation in the Principal Outstanding of the Financiers who hold them, except where the Borrower is expressly permitted to repay or prepay a Loan to an individual Financier under the Transaction Documents.

     LOCATION OF DEED POLL

     2.5 The Administrative Agent shall at all times retain the Deed Poll in New South Wales.

     MINIMUM AMOUNT OF LOAN NOTES AND THE CORPORATIONS LAW

     2.6 The Borrower must ensure that the total principal amount drawn on the date of Financial Close is an amount that will ensure that each Loan Note has an outstanding principal amount of at least A$500,000 or the Loan Notes issued on the date of Financial Close are issued in a manner which does not require disclosure under Chapter 6D under the Corporations Law.

--------------------------------------------------------------------------------
3    INTEREST

     NOTIFICATION OF INTEREST PERIOD

     3.1 The first Interest Period for a Loan is the period specified in the Financial Close Notice. Each subsequent Interest Period is a period notified by the Borrower to the Administrative Agent by 11am on the second Business Day before the last day of the current Interest Period. However, in each case, the specified period must be one that is set out in the Details. If the Borrower does not give notice or correct notice, the subsequent Interest Period is the same length as the Interest Period which immediately precedes it (or it is the period until the Maturity Date, if that is shorter than the preceding Interest Period).

     WHEN INTEREST PERIODS BEGIN AND END

     3.2 The first Interest Period for a Loan begins on the date of Financial Close. Each subsequent Interest Period begins on the day when the preceding Interest Period for the Loan ends. An Interest Period which would otherwise end on a day which is not a Business Day ends on the next Business Day unless that next Business Day would fall in a new calendar month in which case the Interest Period ends on the immediately preceding Business Day and an Interest Period which would otherwise end after the Maturity Date ends on the Maturity Date.

     NOTICE OF INTEREST RATE

     3.3 The Administrative Agent shall notify the Borrower of the Interest Rate applicable to an Interest Period in respect of a Loan promptly following a request in writing from the Borrower.

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4    FEES

     AGENCY FEE

     4.1 The Borrower agrees to pay the Administrative Agent for itself an agency fee in accordance with the terms separately agreed in an agency fee letter between the Borrower and the Administrative Agent.

     ARRANGER FEE

     4.2 The Borrower agrees to pay the Arranger for itself an arranging fee in accordance with the terms separately agreed in an arranger mandate letter between the Borrower and the Arranger.

     PARTICIPATION LEVEL FEES

     4.3 The Borrower agrees to pay to the Administrative Agent for the account of each of the Original Financiers and the Additional Financiers on the date of Financial Close a participation level fee equal to an amount calculated by multiplying:

          (a)  the Commitment of each Financier as at the date of Financial
               Close;

          by

          (b) the fee which corresponds to the proposed participation level of that Financier offered in its commitment letter to the Arranger as follows:

           --------------------------------------------------------------------
                                                           FEE (BASIS POINTS
           PARTICIPATION LEVEL                                   FLAT)
           --------------------------------------------------------------------
           From A$35,000,000 to < A$50,000,000                    17.5
           --------------------------------------------------------------------
           From A$50,000,000 to < A$75,000,000                    20.0
           --------------------------------------------------------------------
           From A$75,000,000                                      22.5
           --------------------------------------------------------------------

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5    REPRESENTATIONS AND WARRANTIES

     5.1  The Borrower represents and warrants that:

          (a) the Partnership has been duly formed and registered under the Partnership Act 1958 of Victoria as a limited partnership, is validly existing under the laws of Victoria and has power and authority to carry on its business as it is now being conducted; and

          (b) the General Partner is the only general partner of the Partnership and the Limited Partners are the only limited partners of the Partnership; and

          (c) the General Partner has been duly incorporated as a company limited by shares in accordance with the laws of Victoria, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

          (d) the Borrower has power to enter into and observe its obligations under the Transaction Documents; and

          (e) the General Partner has power (including, without limitation, under the Partnership Deed) to enter into the Transaction Documents to which it is a party and to bind the Partnership under, and as contemplated by, such Transaction Documents; and

          (f) the Borrower has in full force and effect all authorisations (including, without limitation, all authorisations under the Partnership Deed) necessary to enter into the Transaction Documents, observe obligations under them and allow them to be enforced; and

          (g) the General Partner has in full force and effect all authorisations (including, without limitation, all authorisations under the Partnership Deed) necessary to enter into the Transaction Documents to which it is a party, to bind the Partnership under, and as contemplated by, them and to allow them to be enforced; and

          (h) the obligations of the Borrower under the Transaction Documents are valid and binding and are enforceable against the Borrower in accordance with their terms except to the extent limited by equitable principles and laws affecting creditors' rights generally; and

          (i) the Transaction Documents to which it is a party and the transactions under them do not contravene:

               (1)  its constituent documents (if any); or

               (2)  the Partnership Deed; or

               (3) any law, regulation or official directive or any of its obligations or undertakings by which they or any of their assets are bound or cause a limitation on their powers or the powers of the General Partner's directors to be exceeded which, in the case of the Licences or the Material Contracts (each as defined in the Deed of Common Terms) to which it is a party, is likely to have a Material Adverse Effect; and

          (j) it has fully disclosed to the Financiers all facts relating to the Borrower and its material Subsidiaries which are material to the assessment of the nature and amount of the risk undertaken by the Financiers in entering into the Transaction Documents and doing anything in connection with them; and

          (k)  no Event of Default continues unremedied; and

          (l) neither the Borrower nor any of its material Subsidiaries is in default under a law, regulation, official directive, instrument, undertaking or obligation affecting any of them or their respective assets in a way which is likely to have a Material Adverse Effect; and

          (m) there is no pending or threatened action or proceeding affecting the Borrower or any of its material Subsidiaries or any of their respective assets before a court, governmental agency, commission or arbitrator which is likely to have a Material Adverse Effect; and

          (n) neither the Borrower nor any of its material Subsidiaries has immunity from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise); and

          (o) it does not enter into any Transaction Document in the capacity of a trustee of any trust or settlement; and

          (p) the Borrower, except to the extent the property and undertaking of the Partnership are held in the name of the General Partner, is the beneficial owner of and has good title to all property held by it or on its behalf and all undertakings carried on by it free from any Security Interest other than Permitted Security Interests; and

          (q) the Borrower benefits by executing the Transaction Documents to which it is a party; and

          (r) each certification given by the secretary or a director of the General Partner under clause 2.3 (Dealings with Loan Notes) of this agreement is true and complete; and

          (s) there are no reasonable grounds to suspect that the Borrower is unable to pay its debts as and when they become due and payable; and

          (t) it has not contravened nor will it contravene Chapter 2E or Part 2J.3 of the Corporations Law by entering into or participating in any Transaction Document or any transaction contemplated by any Transaction Document; and

          (u) to the best of its knowledge and belief, having made due enquiry, all historical information provided to each Financier or a Related Entity of any of them by or on behalf of the Borrower or the Guarantor in connection with the Transaction Documents is true and accurate in all material respects as at the date when such information was provided and, to the best of its knowledge, there are no material facts or circumstances which have not been disclosed to each Financier and which, if disclosed, might reasonably be expected to significantly adversely affect the decision of a person considering whether to provide financial accommodation to the Borrower and all forecasts and projections have been made in good faith; and

          (v) each representation and warranty made or taken to be made by the Core Borrowers (as defined in the Deed of Common Terms) in the Deed of Common Terms is true and correct.

     5.2 These representations and warranties are taken to be also made on the date of Financial Close.

--------------------------------------------------------------------------------
6    GENERAL UNDERTAKINGS

          The Borrower undertakes to:

          (a) keep and ensure that each of its Subsidiaries keeps proper and adequate books of account; and

          (b) give the Administrative Agent (in sufficient number of copies for all the Financiers) audited consolidated Financial Statements of the Partnership for each financial year within 120 days of the end of that year; and

          (c) give the Administrative Agent (in sufficient number of copies for all the Financiers) unaudited consolidated Financial Statements of the Partnership for the first six months of each financial year within 90 days of the end of that six months; and

          (d) give promptly to the Administrative Agent any information and supporting evidence that the Administrative Agent reasonably requests from time to time; and

          (e) notify the Administrative Agent promptly after the Borrower becomes aware if any representation or warranty made or taken to be made by or on behalf of the Borrower or the General Partner in connection with a Transaction Document is found to be incorrect or misleading in any material respect when made or taken to be made; and

          (f) do, and ensure that each of its Subsidiaries does, everything within its power necessary to ensure that no Event of Default occurs; and

          (g) on reasonable request from the Administrative Agent if the Administrative Agent considers in good faith (acting on instructions of a Majority of Financiers) that an Event of Default or Potential Event of Default may have occurred, provide the Administrative Agent with a certificate signed by two directors of the General Partner which states whether an Event of Default or Potential Event of Default continues unremedied; and

          (h) notify the Administrative Agent promptly after the Borrower becomes aware of its occurrence of full details of an Event of Default or a Potential Event of Default, and the steps taken to remedy it;

          (i) obtain, renew on time and comply with the terms of each authorisation (including, without limitation, all authorisations under the Partnership Deed) necessary to enter into the Transaction Documents to which it is a party, observe obligations under them and allow them to be enforced; and

          (j) in the event that it incurs further Junior Finance Debt, Qualifying Subordinated Debt or Subordinated Indebtedness (as those terms are defined in the Deed of Common Terms) (referred to in this agreement as "FURTHER SUBORDINATED DEBT") in addition to the amounts owing under this Facility, select this Facility as having the benefit of the terms of clause 6.6 of the Deed of Common Terms in relation to payments of Interest (as that term is defined in the Deed of Common Terms) under this Facility in priority to that Further Subordinated Debt, provided that in the event that the Borrower incurs any Further Subordinated Debt which is used to repay or prepay any portion of Drawings owing under this Facility, that portion of Further Subordinated Debt used in this manner shall rank equally with this Facility in respect of the benefit of the terms of clause 6.6 of the Deed of Common Terms.

--------------------------------------------------------------------------------
7    EVENTS OF DEFAULT

     7.1  An Event of Default occurs if:

          (a) the Borrower or the Guarantor does not pay on time any money payable under any Transaction Document in the manner required under it; or

          (b) any present or future monetary obligation of the Borrower for sums in aggregate exceeding A$10,000,000:

               (1) in connection with money borrowed or raised by any of them, or any hiring arrangement, redeemable preference share, letter of credit, financial markets transaction (including, without limitation, a swap, option or futures contract) to which any of them is party:

                    (A) is not satisfied on time or at the end of its period of grace; or

                    (B) becomes prematurely payable and is not discharged when due; or

               (2) to guarantee or indemnify against loss in connection with money borrowed or raised is not discharged at maturity or when called; or

          (c) distress is levied or a judgment, order or Security Interest is enforced, or becomes enforceable against any property of the Borrower or the General Partner for an amount exceeding A$5,000,000; or

          (d) a representation or warranty made or taken to be made by or on behalf of the Borrower, the General Partner or the Guarantor in connection with a Transaction Document is found or is notified by the Borrower, the General Partner or the Guarantor to be incorrect or misleading in a material respect when made or taken to be made; or

          (e) an Insolvency Event occurs in respect of the Borrower or the General Partner; or

          (f)  a controller or administrator (as defined in the Corporations
               Law) is appointed in respect of any part of the property of the Borrower or the General Partner; or

          (g) the Borrower or the General Partner stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things except to reconstruct or amalgamate while solvent on terms approved by the Administrative Agent (after consultation with and acting on the instructions of a Majority of Financiers); or

          (h) the Borrower or the General Partner takes action to reduce its capital or buy back any of its ordinary shares or passes a resolution referred to in section 254N of the Corporations Law, in any case without the consent of the Administrative Agent (after consultation with and acting on the instructions of a Majority of Financiers); or

          (i) a person is appointed under legislation to manage any part of the affairs of the Borrower or the General Partner; or

          (j) any party to a Transaction Document (other than the Administrative Agent, the Arranger and the Financiers) or a person on that party's behalf claims that a Transaction Document or a material clause in a Transaction Document is wholly or partly void, voidable or unenforceable; or

          (k) a Transaction Document or a material clause in a Transaction Document is or becomes wholly or partly void, voidable or unenforceable, and, if, in the reasonable opinion of the Administrative Agent (after consultation with a Majority of Financiers), that state of affairs is remediable, and each of the Borrower and Guarantor fails promptly to take all steps reasonably requested by the Administrative Agent (acting on the instructions of a Majority of Financiers) to remedy, in co-operation with the Administrative Agent, the relevant defect; or

          (l) the Guarantor ceases to own and control, directly or indirectly, all of the shares, stock or other ownership interests in the General Partner and the Borrower; or

          (m) the Borrower or the Guarantor does not observe any other obligation under any Transaction Document (other than the Deed of Common Terms) to which it is a party and, if, in the reasonable opinion of the Administrative Agent (after consultation with a Majority of Financiers), the non-observance can be remedied, does not remedy the non-observance within 30 days; or

          (n) the Partnership is wound up or dissolved or any step is taken or any resolution is passed for the winding up or dissolution of the Partnership; or

          (o) any "Event of Default" as defined in the TUC Credit Agreement occurs and is continuing and has not been waived under the TUC Credit Agreement; or

          (p) any "Event of Default" as defined in the Deed of Common Terms occurs and is continuing and has not been waived under the Deed of Common Terms.

--------------------------------------------------------------------------------
8    COSTS AND INDEMNITIES

     WHAT THE BORROWER AGREES TO PAY

     8.1 The Borrower agrees to pay or reimburse the Administrative Agent on demand for:

          (a) the reasonable Costs of the Administrative Agent and each Financier in connection with:

               (i) the negotiation, preparation, execution, stamping, registration and completion of any Transaction Document (other than any Transfer Certificates which do not relate to transfers occurring under clause 21.5 (Assignments and Transfers on the Borrower's Request)); and

               (ii) any enquiry by any authority involving the Borrower, the
                    General Partner, the Guarantor or any of their Related Entities; and

               (iii) giving and considering consents, approvals, waivers, discharges and releases and any variation or amendment of, under, to or otherwise in connection with a Transaction Document;

          (b) the Costs of the Administrative Agent and each Financier in connection with the contemplated or actual enforcement or preservation of any rights under any Transaction Document; and

          (c) Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Administrative Agent reasonably believes are payable or determined to be payable in connection with any Transaction Document or a payment or receipt or any other transaction contemplated by any Transaction Document. However, the Borrower need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed the Administrative Agent in sufficient cleared funds for the Administrative Agent to be able to pay the Taxes or fees by the due date including in the case of clause 8.1(b), without limitation legal Costs and expenses (incurred by the Administrative Agent or, as the case may be, the Financier acting reasonably) on a full indemnity basis or solicitor and own client basis, whichever is the higher.

          The Administrative Agent may debit any of these amounts to the Borrower's account after asking the Borrower to pay and the Borrower has failed to pay the amount requested.

     8.2 The Borrower agrees that the costs, charges and expenses referred to in clauses 8.1(a)(ii) and (c) include, without limitation, those payable to any independent consultant or other person appointed to evaluate any matter of concern and the Administrative Agent and each Financier's reasonable administration costs in connection with any event referred to in such clauses.

     INDEMNITY

     8.3 The Borrower indemnifies the Administrative Agent and each Financier against any liability or loss arising from, and any Costs incurred in connection with:

          (a) the payment, omission to make payment or delay in making payment of an amount referred to in clause 8.1 (What the Borrower agrees to pay); or

     (b)  an Event of Default; or

     (c) financial accommodation required under a Transaction Document not being made available in accordance with the request for any reason except default of the Administrative Agent or the Financier; or

     (d) all or any part of the Loans being repaid, prepaid or made payable for any reason other than at its maturity in accordance with a Transaction Document or any other payment required to be made under any Transaction Document not being made on its due date. (Any part of the Loans prepaid under clause 6 of the Deed Poll (Repaying and prepaying) is not to be taken to have been repaid at its maturity in accordance with the Transaction Document); or

     (e) any indemnity the Administrative Agent or the Financier properly gives a Controller or an administrator of the Borrower; or

     (f) the Administrative Agent or the Financier acting in connection with a Transaction Document in good faith on facsimile, electronic mail or telephone instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower and which the Administrative Agent or, as the case may be, the Financier believes to be genuine and correct, including, without limitation, liability, loss, costs, charges or expenses on account of funds borrowed, contracted for or used to fund any amount payable under the Transaction Documents and including in each case, without limitation, legal Costs and expenses (incurred by the Administrative Agent or, as the case may be, the Financier acting reasonably) in accordance with any written agreement as to legal costs or, if no agreement, on a full indemnity basis or solicitor and own client basis, whichever is the higher, except for such costs, charges and expenses resulting from the gross negligence or wilful misconduct of the Administrative Agent or, as the case may be, the Financier.

     PAYMENT OF EMPLOYEES' LOSSES

     8.4 The Borrower agrees to pay the Administrative Agent an amount equal to any liability or loss and any Costs of the kind referred to in clause
          8.3 (Indemnity) suffered or incurred by any employee, officer, agent or contractor of the Administrative Agent or the Financier unless caused by that person's gross negligence.

     CURRENCY CONVERSION ON JUDGMENT DEBT

     8.5 If a judgment, order or proof of debt for an amount in connection with a Transaction Document is expressed in a currency other than that in which the amount is due under the Transaction Document, then the Borrower must indemnify the Administrative Agent and each Financier against:

          (a) any difference arising from converting the other currency if the rate of exchange used by the Administrative Agent or the Financier under clause 9.4 of the Deed Poll (Currency of payment) for converting currency when it receives a payment in the other currency is less favourable to the Administrative Agent or the Financier than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

          (b)  the Costs of conversion.

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9    REGISTRATION

     REGISTERED FORM

     9.1 Each Loan Note is in registered form. No global or definitive certificate will be issued in respect of it, unless required by law.

     ISSUE OF LOAN NOTES BY INSCRIPTION IN REGISTER

     9.2 The issue of each Loan Note is effected by the initial inscription of the details of the Loan Notes in the Register by the Registrar as agent of the Borrower.

     EFFECT OF INSCRIPTION

     9.3 Each inscription in the Register in respect of a Loan Note (whether upon the initial subscription for that Loan Note or upon a transfer or substitution in accordance with clause 21 (Transfers and Substitutions by Financiers)) constitutes:

          (a) the issue of the relevant Loan Note (in the case of the initial inscription in the Register); and

          (b) an acknowledgment to the relevant Financier by the Borrower of the indebtedness of the Borrower to that Financier under the Deed Poll; and

          (c) an undertaking by the Borrower to the relevant Financier to make all payments of principal and interest in respect of the Loan
               Note in accordance with the terms of the Loan Note and the Deed Poll; and

          (d) an entitlement to the other benefits given to Financiers and the Administrative Agent under the Deed Poll.

     APPOINTMENT OF REGISTRAR

     9.4 (a) (a) The Administrative Agent is appointed by the Borrower as its agent to act as the Registrar of the Loan Notes on the terms and conditions of this agreement and the Deed Poll and the Administrative Agent accepts that appointment.

          (b) The Registrar acts as agent on behalf of the Borrower and not as trustee and has no fiduciary duties in its capacity as Registrar and is not liable for its acts or omissions except in the case of fraud, gross negligence or wilful misconduct.

          (c) The Registrar agrees to act as agent of the Borrower in maintaining the Register and making entries into the Register.

          (d) The Registrar agrees to exercise the rights, remedies, powers and discretions and perform the duties and obligations which are specifically delegated to or conferred on it by the Transaction Documents in accordance with this clause 9. The Registrar has no obligations except those expressly set out or referred to in the Transaction Documents.

     REGISTER

     9.5  The Registrar agrees to do the following things:

          (a) establish and maintain the Register in New South Wales (or such other place as the Borrower, the Registrar and the Administrative Agent may agree) as agent of the Borrower;

          (b) enter or cause to be entered in the Register in respect of each Loan Note:

               (i) the issue date (being the day on which the Loan Note is issued by inscription in the Register);

               (ii) the name and address of each Financier who is an initial holder of a Loan Note and each Financier to whom the Loan
                    Note is subsequently transferred (which names and addresses must be the same name and address specified for that Financier in this agreement or a Transfer Certificate);

               (iii) the Lending Office of each Financier;

               (iv) the maximum principal amount (which must be an amount equal to the Financier's Commitment);

               (v) the principal amount outstanding from time to time (which must be the same as the Principal Outstanding owing to the relevant Financier under the relevant Loan Notes);

               (vi) the redemption date (which must be the Maturity Date);

               (vii) the date of all transfers;

               (viii) the account of the Financier to which payments are to be paid or the address to which those payments are to be posted;

               (ix) the Financier's tax file number or exemption details (if provided);

               (x)  a record of each payment made;

               (xi) each Interest Payment Date; and

               (xii) such other information that the Borrower and the Registrar consider necessary or desirable.

     ENTRIES IN, AND RECTIFICATION OF, REGISTER

     9.6  If:

          (a) there is any error, omission, defect or misdescription in the Register; or

          (b) the Administrative Agent gives notice to the Registrar of any change in any of the details recorded in respect of the Financier pursuant to clause 9.5 (Register),

               the Registrar must rectify the Register promptly on becoming aware of it or following notification of it.

     CERTIFIED EXTRACTS FROM REGISTER AVAILABLE

     9.7 The Borrower agrees to procure that the Registrar provides (and the Registrar agrees so to provide) to each Financier a certified extract of the particulars as required by clause 9.5(b) (Register) entered in the Register in relation to that Financier and the Loan Notes held by it upon the issue of a Loan Note to that Financier.

      REGISTER IS PARAMOUNT

     9.8 (a) (a) The Borrower, the Administrative Agent and the Financiers recognise the Financier whose name appears in the Register as the absolute owner of the Loan Notes inscribed in its name in the Register without regard to any other record or instrument subject to rectification for fraud or error.

          (b) No notice of any trust or other interest in any Loan Note will be entered on the Register. The Borrower and the Administrative Agent need not take notice of any other interest in, or claim to, a Loan Note, except as ordered by a court of competent jurisdiction or required by law.

     INSPECTION OF REGISTER

     9.9 Each Financier and the Borrower may inspect the Register: (a) on prior reasonable notice to the Registrar; and

          (b) between 9.30am and 4.30pm on the day on which business is generally carried on in the place where the Register is kept.

     CHANGE OF REGISTRAR

     9.10 The Registrar may retire as the Registrar by giving to the Borrower and each Financier not less than 30 days' notice of its intention to do so. No retirement takes effect unless there has been appointed as a successor Registrar either:

          (a) a Financier nominated by the Administrative Agent (acting on the instructions of the Majority of Financiers); or

          (b) a reputable and experienced bank or financial institution nominated by the Registrar and approved by the Administrative Agent (acting on the instructions of the Majority of Financiers),

          and,

          (c) provided no Event of Default or Potential Event of Default is subsisting, who is approved by the Borrower (such approval not to be unreasonably withheld or delayed).

     DISCHARGE OF RETIRING REGISTRAR

     9.11 When a successor Registrar is appointed, the retiring Registrar is discharged (without prejudice to any accrued rights or obligations) from any further obligations under this agreement and the Deed Poll. The successor Registrar and each other party to the Transaction Documents has the same rights and obligations among themselves as they would have had if the successor Registrar had been a party to this agreement and the Deed Poll.

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10   OBLIGATIONS AND RESTRICTIONS

     NO PROSPECTUS

     10.1 Each Financier acknowledges that no prospectus in relation to the Loan Notes has been lodged with or registered by the Australian Securities and Investments Commission.

     FINANCIERS TO OBSERVE LAWS

     10.2 Each Financier agrees to observe laws and regulations in any jurisdiction in which it may offer, sell or deliver Loan Notes.

     RESTRICTIONS ON OFFER AND SALES OF LOAN NOTES

     10.3  Each Financier agrees that it will not:

          (a) directly or indirectly offer, sell or deliver Loan Notes or distribute any prospectus, circular, advertisement or other offering material relating to the Loan Notes in any jurisdiction except under circumstances that will result in compliance with the laws and regulations of that jurisdiction; or

          (b) make any offer or invitation in relation to the Loan Notes in Australia in breach of the Corporations Law; or

          (c) circulate or issue a prospectus or other offering material relating to the Loan Notes in Australia in breach of the Corporations Law.

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11   SCOPE OF AGENCY

     APPOINTMENT

     11.1 Each of the Arranger and the Financiers appoints the Administrative Agent to act as its agent in connection with the Transaction Documents.

     EXTENT OF AUTHORITY AND OBLIGATIONS

     11.2 Subject to the terms and conditions of this agreement, each of the Arranger and the Financiers irrevocably authorises the Administrative Agent to:

          (a) enter into the Transaction Documents (other than this agreement); and

          (b) take action on behalf of the Arranger or the Financiers in accordance with this agreement and the other Transaction Documents; and

          (c) exercise the rights and carry out the obligations of the Administrative Agent expressly set out in the Transaction Documents and rights, powers and discretions reasonably incidental to them.

          Each of the Arranger and the Financiers acknowledges that the Administrative Agent has no obligations except those expressly set out in the Transaction Documents.

     ACCEPTANCE BY ADMINISTRATIVE AGENT

     11.3 The Administrative Agent agrees to act as the agent of the Arranger and the Financiers in connection with the Transaction Documents in accordance with this agreement.

     BINDING NATURE OF AGENCY

     11.4 Without limiting the liability of the Administrative Agent under clause 14.2 (Exoneration of Administrative Agent) each of the Arranger and the Financiers agrees:

          (a) to be bound by anything properly done or properly not done by the Administrative Agent in accordance with this agreement, whether or not on instructions, and whether or not the Arranger, or as the case may be, a Financier, gave an instruction or approved of the thing done or not done; and

          (b) any instruction given to or action taken by the Administrative Agent in accordance with this agreement is binding on each of the Arranger and the Financiers and each of the Arranger and the Financiers authorises the Administrative Agent to give any consent and do any other matter or thing necessary or appropriate to give effect to that instruction; and

          (c) at the Borrower's request, to ratify anything properly done or properly not done by the Administrative Agent in accordance with this agreement.

     EXCLUDED ROLES AND DUTIES

     11.5 The appointment as agent does not mean that the Administrative Agent:

          (a)  is a trustee for the benefit of; or

          (b)  is a partner of; or

          (c)  has a fiduciary duty to, or other fiduciary relationship with,

          any Financier, an Obligor or any other person, except as expressly set out in any Transaction Document.


     THE ARRANGER'S AND THE FINANCIERS' INTEREST IN DEED OF COMMON TERMS

     11.6 Each of the Arranger and the Financiers accepts that it acquires an interest in the Texas Guarantee and also agrees to be bound by the Deed of Common Terms.

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     12   HOW AND WHEN THE ADMINISTRATIVE AGENT ACTS

     AFTER CONSULTATION AND INSTRUCTIONS

     12.1 If the Administrative Agent proposes to act on any of the following matters, it agrees to:

          (a)  consult the Financiers on the proposal; and

          (b) take the action contemplated (including, without limitation, Enforcement Action) if, and only if, it receives instructions to do so from:

               (i) all the Financiers - on matters listed in clause 12.2 (Matters requiring instructions from all Financiers); or

               (ii) a Majority of Financiers - on matters listed in clause 12.3
                    (Matters requiring instructions from a Majority of Financiers).

     MATTERS REQUIRING INSTRUCTIONS FROM ALL FINANCIERS

     12.2  The following matters require instructions from all Financiers:

          (a)  a change to the Facility Limit or a Commitment;

          (b) a waiver of a default referred to in clause 7.1(a) (Events of Default) in relation to a payment arising under a Transaction Document;

          (c) the discharge or release of the Guarantor or the termination of the Texas Guarantee or the termination of the Guarantor's obligations under the Texas Guarantee;

          (d) a change to the due currency of any payment under a Transaction Document;

          (e) a change to the Maturity Date or the extension of a previously determined payment date;

          (f) a change to the amount or timing of any fee or other amount payable to the Financiers;

          (g) a change to the Margin or the method of calculating the Interest Rate;

          (h)  a change to the definition of Majority of Financiers;

          (i) any decision that would alter the entitlements in clause 19 (Entitlements to payments);

          (j) a change to clauses 12.1 to 12.4 (How and when the Administrative Agent acts);

          (k)  a change to clause 20 (Distribution of payments); and

          (l)  a consent under clause 22.1 (No dealing by the Borrower).


     MATTERS REQUIRING INSTRUCTIONS FROM A MAJORITY OF FINANCIERS

     12.3 The following matters require instructions from a Majority of
          Financiers:

          (a) the exercise of the Administrative Agent's rights in its capacity as agent for the Financiers in connection with the operation of clause 4 (Subordination) of the Deed of Common Terms in respect of Junior Financiers (as defined in the Deed of Common Terms);

          (b) the waiver of any breach or other non-performance of obligations by the Borrower in connection with any Transaction Document (other than, subject to clause 12.3(d), the Deed of Common Terms or any obligation in the Deed of Common Terms incorporated by reference in any other Transaction Document) other than a waiver listed in clause 12.2 (Matters requiring instructions from all Financiers);

          (c) a variation of a Transaction Document (other than, subject to clause 12.3(d), the Deed of Common Terms or any terms in the Deed of Common Terms incorporated by reference in any other Transaction Document) other than a variation listed in clause
               12.2 (Matters requiring instructions from all Financiers); and

          (d) any amendment, variation or modification to any provision of the Deed of Common Terms which has an effect on the rights of the Financiers as Junior Financiers (as defined in the Deed of Common Terms).

     OVERRIDING INSTRUCTIONS

     12.4 In relation to all matters other than those under clause 12.2 (Matters requiring instructions from all Financiers) and clause 14.5 (Administrative Agent to act on Financier's request) and subject to the Deed of Common Terms, a Majority of Financiers may instruct the Administrative Agent and, if they do, the Administrative Agent agrees to act in accordance with the instructions.

     WITHOUT CONSULTATION OR INSTRUCTIONS

     12.5 Subject to clause 12.6 (Administrative Agent's actions), in any case where the Administrative Agent does not require instructions under clause 12.1 (After consultation and instructions) or does not receive instructions or requests under clause 12.4 (Overriding instructions) or clause 14.5 (Administrative Agent to act on Financier's request), the Administrative Agent may exercise its rights in its capacity as agent for the Financiers and observe its obligations in that capacity as it sees fit. It need not consult any Financier before doing so.

     ADMINISTRATIVE AGENT'S ACTIONS

     12.6 Whenever the Administrative Agent:

          (a) consults Financiers to seek instructions, it agrees to specify a reasonable period within which those instructions are to be given; and

          (b) receives instructions from a Majority of Financiers or all of them, it agrees to follow them but only in so far as they are in accordance with this agreement; and

          (c) exercises its rights in its capacity as agent of the Financiers or takes any other action, subject to this agreement, it agrees to act in the interests (in its absolute opinion based upon the information which it has at the time) of the Financiers taken as a whole.

     FINANCIER'S INSTRUCTIONS

     12.7  Whenever a Financier gives instructions:

          (a) it must do so in accordance with this agreement and within any time period specified by the Administrative Agent for giving instructions; and

          (b) it authorises the Administrative Agent to give any consent or do any other thing appropriate to carry out the instructions.

          If a Financier does not give instructions in relation to Action proposed or recommended by the Administrative Agent within any time period specified by the Administrative Agent, it is taken to have instructed the Administrative Agent to take the proposed or recommended Action.

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13   ADMINISTRATIVE AGENT'S OBLIGATIONS TO GIVE NOTICES AND COPIES

     ADMINISTRATIVE AGENT'S OBLIGATIONS

     13.1 The Administrative Agent agrees:

          (a) (FINANCIAL CLOSE REQUIREMENTS) to notify each Financier of the contents of the Financial Close Notice; and

          (b) (DEFAULT AND REVIEW) to notify each Financier of an Event of Default or Potential Event of Default promptly after the Administrative Agent becomes aware of it; and

          (c) (MATERIAL NOTICES RECEIVED) to give each Financier promptly after receiving it a copy of each notice or other communication or document which is received from an Obligor in connection with the Transaction Documents and which the Administrative Agent considers material; and

          (d) (MATERIAL NOTICES GIVEN) to give each Financier promptly a copy of any notice or other communication or document which the Administrative Agent gives an Obligor in connection with the Transaction Documents and which the Administrative Agent considers material; and

          (e) (ACTION TAKEN) to give each Financier promptly a report on anything done after instructions from the Financiers under clause 12 (How and when the Administrative Agent acts).

     ADMINISTRATIVE AGENT'S AWARENESS OF CERTAIN EVENTS

          13.2 The Administrative Agent is taken not to be aware of an Event of Default or Potential Event of Default until an Authorised Officer of the Administrative Agent who is responsible for the administration of the transactions contemplated by the Transaction Documents has actual knowledge of sufficient facts to ascertain that an Event of Default or Potential Event of Default has occurred.

     ADMINISTRATIVE AGENT MAY ASSUME COMPLIANCE

          13.3 Until it becomes aware in accordance with clause 13.2 (Administrative Agent's awareness of certain events), the Administrative Agent may assume that no Event of Default or Potential Event of Default has occurred and that an Obligor is observing all its obligations in connection with the Transaction Documents and need not inquire whether that is, in fact, the case.

     CONFIDENTIALITY

          13.4 Despite anything else in this agreement, this agreement does not oblige the Administrative Agent to disclose information or provide documents relating to an Obligor or any other person if the Administrative Agent reasonably believes that to do so would constitute a breach of law or duty of confidentiality.

     LIMIT ON OBLIGATIONS

          13.5 The Financiers agree that the Administrative Agent has no obligations, other than those in clause 13.1 (Administrative Agent's obligations), either initially or on a continuing basis:

               (a) to keep itself informed, or to inform a Financier, about the performance by an Obligor of its obligations under the Transaction Documents; or

               (b) to provide a Financier with any information or documents with respect to an Obligor (whether coming into its possession before or after accommodation is provided under the Transaction Documents).

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14   ADMINISTRATIVE AGENT'S RELATIONSHIP WITH FINANCIERS

     INDIVIDUAL RESPONSIBILITY OF FINANCIERS

     14.1 Each of the Arranger and the Financiers acknowledges for the benefit of the Administrative Agent and its Related Entities that it has:

          (a)  entered into the Transaction Documents; and

          (b) made and will continue to make its own independent investigation of the financial condition and affairs of each Obligor based on documents and information which it considers appropriate; and

          (c) made and will continue to make its own appraisal of the creditworthiness of each Obligor; and

          (d) made its own assessment and approval of the margin, fees and other return to be obtained under the Transaction Documents,

          without relying on the Administrative Agent (in whatever capacity) or any Related Entity of the Administrative Agent or on any representation made by any of them.

     EXONERATION OF ADMINISTRATIVE AGENT

     14.2 Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Related Entities is responsible or liable to the Arranger or any of the Financiers:

          (a) because an Obligor fails to perform its obligations under the Transaction Documents; or

          (b)  for the financial condition of an Obligor; or

          (c) because any statement, representation or warranty in a Transaction Document is incorrect or misleading; or

          (d) for the effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of the Transaction Documents or any document signed or delivered in connection with the Transaction Documents; or

          (e) for acting or for refraining from acting in accordance with the instructions of a Majority of Financiers or all the Financiers; or

          (f) for anything done or not done in connection with the Transaction Documents by the Administrative Agent or its directors, officers, employees, agents, attorneys or Related Entities,

          except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the Administrative Agent or its delegates or gross or wilful breach by it or its delegates of its or their obligations in its capacity as agent of the Arranger and the Financiers.

     ADMINISTRATIVE AGENT IN CAPACITY OF A FINANCIER

     14.3 If the Administrative Agent is also a Financier, then in its capacity as a Financier it:

          (a) has the same rights and obligations under the Transaction Documents as the other Financiers; and

          (b) may exercise those rights and agrees to observe those obligations independently from its role as Administrative Agent as if it were not the Administrative Agent.

     ADMINISTRATIVE AGENT DEALING IN DIFFERENT CAPACITIES

     14.4 The Administrative Agent may:

          (a) engage in any kind of banking, trust or other business with an Obligor or the Financiers or any of their Related Entities; and

          (b) accept fees and other consideration from an Obligor or any of the Obligor's Related Entities for services in connection with the Transaction Documents or any other arrangement,

          as if it were not the Administrative Agent and without having to account to the Financiers for any income it derives in doing so.

          The Financiers release the Administrative Agent from any obligation it might otherwise have to them in relation to these matters.

     ADMINISTRATIVE AGENT TO ACT ON FINANCIER'S REQUEST

     14.5 The Administrative Agent agrees to:

          (a)  make a demand under clause 11 of the Deed Poll (Increased costs);
               or

          (b)  give notices under clause 12 of the Deed Poll (Illegality); or

          (c) make a demand under clause 13 of the Deed Poll (Interest on overdue amounts),

          promptly on request from a Financier. The other Financiers may not countermand such a request.

     RESTRICTION ON FINANCIERS EXERCISING RIGHTS

     14.6 Subject to the Deed of Common Terms, a Financier may exercise a right against an Obligor under any Transaction Document independently of the Administrative Agent only if:

          (a) the Administrative Agent has been instructed in accordance with clause 12 (How and when the Administrative Agent acts) to exercise the right; and

          (b) the Administrative Agent has not done so within a reasonable time (and then only if any request by the Administrative Agent under clause 15.3 (Funds before acting) for funds in connection with the exercise has been complied with).

     NOTICE OF TRANSFER

     14.7 The Administrative Agent may treat each Financier as the holder or obligor of the rights and obligations of that Financier for all purposes under the Transaction Documents until a Transfer Certificate (or other notice of the assignment or transfer satisfactory to the Administrative Agent) signed by the substitute, assignee or transferee is given to the Administrative Agent.

     FINANCIER TO PAY OVER AMOUNTS RECEIVED DIRECTLY

     14.8 If a Financier receives or recovers an amount due to it under a Transaction Document other than through distribution by the Administrative Agent under this agreement, then it agrees to:

          (a)  notify the Administrative Agent promptly; and

          (b) pay an amount equal to that amount to the Administrative Agent within two Business Days after receiving it.

          If the Financier receives the amount by applying a set-off, the set-off occurs when the Financier records the set-off in its books of account.

     PRO-RATA REFUNDS

     14.9 If a Financier who receives an amount referred to in clause 14.8 (Financier to pay over amounts received directly) is obliged to refund any part of it under laws relating to Insolvency Events, then each Financier to which that amount was distributed under clause 20 (Distribution of payments) agrees to pay to the Administrative Agent (for payment to the Financier who has to make the refund) its pro rata share of the amount required to be refunded.

     PROCEEDS OF LITIGATION

     14.10 Despite clause 14.8 (Financier to pay over amounts received directly), where a Financier recovers an amount in legal proceedings it has brought as permitted by clause 14.6 (Restriction on Financiers exercising rights), the Financier may retain the recovered amount and need not pay the recovered amount to the Administrative Agent or share it with any other party who could have joined in the proceedings (or could have taken separate proceedings) but did not.

          If more than one Financier takes proceedings, the recovered amount is to be shared by each of those Financiers in the proportion that the amount due for payment to it at that time bears to the total of the amounts at that time due for payment to all the Financiers who take proceedings.

          In each case, any surplus is to be paid to the Administrative Agent.

     AMENDMENT TO TRANSACTION DOCUMENTS

     14.11 Each Financier authorises the Administrative Agent to agree with the other parties to a Transaction Document to a variation or change of the Transaction Document if:

          (a) all or a Majority of Financiers (as required under clauses 12.2 (Matters requiring instructions from all Financiers) and 12.3 (Matters requiring instructions from a Majority of Financiers) have instructed, or are taken to have instructed, the Administrative Agent that they consent to, or approve of, the variation or change; or

          (b) the variation or change does not relate to anything referred to in clause 12.2 (Matters requiring instructions from all Financiers) and the Administrative Agent is satisfied that the variation or change is made to correct a manifest error or an error of a minor nature or that the variation or change is only of a formal or technical nature.

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15   FUNDING OF ADMINISTRATIVE AGENT

     FINANCIERS TO INDEMNIFY AGAINST NON-PAYMENT

     15.1 Each Financier individually, in accordance with its Proportion, indemnifies the Administrative Agent against the non-receipt of a payment from an Obligor and the Costs incurred by the Administrative Agent in funding the amount not paid, if the Administrative Agent:

          (a) reasonably claims a payment from the Borrower under clause 8 (Costs and indemnities) or from any other Obligor under a corresponding provision of any other Transaction Document; and

          (b)  does not receive it within seven days after the claim is made.

     THE BORROWER'S BACK-TO-BACK INDEMNITY

     15.2 The Borrower indemnifies each Financier against any liability or loss arising from, and any Costs incurred in connection with, the Financier making a payment under clause 15.1 (Financiers to indemnify against non-payment), clause 15.3 (Funds before acting) or clause 15.4 (If a Financier does not fund).

     FUNDS BEFORE ACTING

     15.3 If the Administrative Agent proposes to exercise a right arising in its capacity as Administrative Agent of the Arranger and the Financiers or take any Action (whether or not at the instruction of a Majority of Financiers or all Financiers) and the Administrative Agent reasonably considers this could result in the Borrower or any other Obligor becoming obliged to pay to the Administrative Agent an amount under clause 8 (Costs and indemnities) or under a corresponding provision of any other Transaction Document, as the case may be, the Administrative Agent:

          (a) may request the Financiers to place it in funds at least equal to the amount the Administrative Agent reasonably determines would be the Borrower's liability; and

          (b)  need not act until the Financiers do so.

          Each Financier agrees to fund the Administrative Agent rateably in accordance with its Proportion.

     IF A FINANCIER DOES NOT FUND

     15.4 If a Financier does not fund the Administrative Agent under clause
          15.3 (Funds before acting) within a period determined by the Administrative Agent to be reasonable, then the Administrative Agent agrees to promptly request each other Financier to fund the defaulting Financier's share. If one or more other Financiers agree to fund the defaulting Financier's share, then the obligations of the Financiers under clause 15.3 (Funds before acting) are taken to be satisfied. Each Financier agrees that:

          (a) a payment by a Financier to the Administrative Agent under this clause 15.4 constitutes a loan by the Financier to the defaulting Financier; and

          (b) the loan accrues interest at the rate and in the manner notified by the paying Financier to the defaulting Financier and the Administrative Agent.

          The defaulting Financier agrees to pay to the Administrative Agent (for the account of each funding Financier) on demand from the Administrative Agent the loan principal and interest on each loan.

     BORROWER'S COSTS OBLIGATION NOT AFFECTED

     15.5 A payment by a Financier under this clause 15 does not relieve the Borrower of its obligations under clause 8 (Costs and indemnities) or clause 13 of the Deed Poll (Interest on overdue amounts) or any other Obligor of its obligations under any corresponding provisions of any other Transaction Document.

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16   ADMINISTRATIVE AGENT'S RELATIONSHIP WITH THE BORROWER

    COMPLIANCE MAY BE ASSUMED

     16.1 In relation to any act of the Administrative Agent, the Borrower need not enquire:

          (a) whether the Administrative Agent needed to consult or has consulted the Financiers; or

          (b) whether instructions have been given to the Administrative Agent by a Majority of Financiers or all Financiers; or

          (c)  about the terms of any instructions.

          As between the Administrative Agent and the Borrower, all action taken by the Administrative Agent under the Transaction Documents is taken to be authorised under this agreement unless the Borrower has actual notice to the contrary.

     ADMINISTRATIVE AGENT IS NOT RESPONSIBLE FOR FINANCIER'S BREACH

     16.2 The Administrative Agent is not responsible to the Borrower if a Financier does not observe its obligations under the Transaction Documents.

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17   CHANGE OF ADMINISTRATIVE AGENT

    RETIREMENT

     17.1 The Administrative Agent may retire by giving the Borrower, the Arranger and each Financier notice of its intention to do so, specifying the date it proposes the retirement to take effect.

     REMOVAL

     17.2 A Majority of Financiers may end the appointment of the Administrative Agent as Administrative Agent of each Financier by giving the Administrative Agent at least 30 days' written notice (or such lesser period as the Majority of Financiers may determine if the Administrative Agent is in default of its obligations under the Transaction Documents).

     WHEN RETIREMENT OR REMOVAL TAKES EFFECT

     17.3 The retirement or removal takes effect only when:

          (a) a successor Administrative Agent approved by a Majority of Financiers (which approval may not be delayed or withheld unreasonably) has been appointed; and (b) the successor Administrative Agent has obtained title to or obtained the benefit of any Security Interest held by it in its capacity as agent in a manner approved by all the Financiers.

     PERMITTED SUCCESSOR ADMINISTRATIVE AGENT

     17.4 The successor Administrative Agent may be:

          (a)  a Financier nominated by a Majority of Financiers; or

          (b) in the absence of such a nomination, a reputable and experienced bank or financial institution (or a Related Entity of either of them) nominated (in the case of retirement) by the retiring Administrative Agent or (in the case of removal) by a Majority of Financiers.

      OBLIGATIONS OF RETIRING AND SUCCESSOR ADMINISTRATIVE AGENT

     17.5 When a successor Administrative Agent is appointed, the retiring Administrative Agent is discharged from any further obligation under the Transaction Documents. This discharge does not prejudice any accrued right or obligation. The successor Administrative Agent and each other party to the Transaction Documents have the same rights and obligations among themselves as they would have had if the successor Administrative Agent had been a party to the Transaction Documents at the date of this agreement.

      MANNER OF APPOINTMENT

     17.6 The appointment of a successor Administrative Agent will be effected by its execution of a deed poll. The retiring Administrative Agent is authorised to sign that deed poll on behalf of the other parties. On countersignature of that deed poll by the retiring Administrative Agent, the successor Administrative Agent will have all the rights, powers and obligations of the retiring Administrative Agent. The retiring Administrative Agent will be discharged from its rights, powers and obligations (other than liabilities under this clause 17.6).

          After any retiring Administrative Agent's resignation or removal, this clause will continue in effect in respect of anything done or omitted to be done by it while it was acting as Administrative Agent.

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18    MISCELLANEOUS PROVISIONS RELATING TO AGENCY

      DELEGATION BY ADMINISTRATIVE AGENT

     18.1 The Administrative Agent may employ agents and attorneys and may delegate any of its rights or obligations in its capacity as Administrative Agent of the Financiers without notifying the Financiers of the delegation.

      DUTIES WHEN DELEGATING

     18.2 The Administrative Agent agrees to exercise reasonable care in selecting delegates and to supervise their actions.

      RESPONSIBILITY FOR DELEGATES

     18.3 The Administrative Agent is responsible for any loss arising due to the fraud, gross negligence or wilful misconduct of a delegate or gross or wilful breach by the delegate of their obligations.

      ADMINISTRATIVE AGENT MAY RELY ON COMMUNICATIONS AND OPINIONS

     18.4 In relation to the Facility and any Transaction Document, the Administrative Agent may rely:

          (a) on any communication or document it believes to be genuine and correct and to have been signed or sent by the appropriate person; and

          (b) as to legal, accounting, taxation or other professional matters, on opinions and statements of any legal, accounting, taxation or professional advisers used by it.

      FORCE MAJEURE

     18.5 Despite any other provision of this agreement, the Administrative Agent need not act (whether or not on instructions from one or more of the Financiers) if it is impossible to act due to any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this agreement). The Administrative Agent agrees to notify each Financier promptly after it determines that it is unable to act.

      NO RESPONSIBILITY FOR FORCE MAJEURE

     18.6 The Administrative Agent has no responsibility or liability for any loss or expense suffered or incurred by any party as a result of its not acting for so long as the impossibility under clause 18.5 (Force majeure) continues. However, the Administrative Agent agrees to make reasonable efforts to avoid or remove the causes of non-performance and agrees to continue performance under this agreement promptly when the causes are removed.

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19    ENTITLEMENTS TO PAYMENTS

      ENTITLEMENTS TO PAYMENTS

     19.1 Unless expressly stated otherwise, the Borrower agrees to pay all amounts due under the Transaction Documents (other than the Deed of Common Terms and the Texas Guarantee) to the Administrative Agent (in accordance with the Standing Payment Instructions of the Administrative Agent) for the account of each Financier except that an amount paid in connection with:

          (a) clause 4.1 (Agency Fee) is to be paid to the Administrative Agent for its own account; and

          (b) clause 11 of the Deed Poll (Increased costs) or clause 12 of the Deed Poll (Illegality) is to be paid to the Administrative Agent for the account of the affected Financier; and

          (c) clause 13 of the Deed Poll (Interest on overdue amounts) is to be paid to the Administrative Agent for the account of the party entitled to the overdue amount; and

          (d) clause 8.1 (Costs and indemnities - what the Borrower agrees to pay) is to be paid to the Administrative Agent for the account of the party that incurs the Costs, or pays the Taxes or fees; and

          (e) clause 8.4 (Payment of employees' losses) is to be paid to the Administrative Agent for the account of the party whose employee, officer, agent or contractor suffers the liability, loss or Costs; and

          (f) an indemnity is to be paid to the Administrative Agent for the account of the party entitled under the indemnity.

            If the Borrower is to pay an amount to the Administrative Agent for the account of a particular party, the Borrower is taken to have satisfied its obligation to that party by paying the Administrative Agent.

      STANDING PAYMENT INSTRUCTIONS

     19.2 Save as otherwise required by any Transaction Document:

          (a) all payments to be made by the Administrative Agent under the Transaction Documents for the account of the Arranger and the Financiers must be made by the Administrative Agent in accordance with the applicable Standing Payment Instructions; and

          (b) all payments to be made to the Administrative Agent under the Transaction Documents by the Arranger and each of the Financiers must be made by such party in accordance with the Standing Payment Instructions of the Administrative Agent.

      DIRECTION TO PAY

     19.3 If:

          (a) the Borrower is to pay an amount to the Administrative Agent for the account of a Financier; and

          (b) both the Borrower and the Financier request the Administrative Agent to do so,

          the Administrative Agent may direct the Borrower to pay the amount to the Financier.

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20   DISTRIBUTION OF PAYMENTS

     HOW ADMINISTRATIVE AGENT IS TO DISTRIBUTE

     20.1 Subject to clause 19.1 (Entitlement to payments), the Administrative Agent agrees to distribute amounts paid to it or recovered by it under the Transaction Documents as follows:

          (a) first, to the Administrative Agent itself for all amounts due to it in its capacity as Administrative Agent under any Transaction Document; and

          (b) secondly, to each Financier in the proportion that the amount due for payment to it at that time bears to the total of the amounts due for payment to all Financiers at that time.

          These proportions are to be expressed as percentages and rounded to the nearest four decimal places. The Administrative Agent may exercise discretion in rounding up or down resultant amounts to ensure that over time, all Financiers are treated fairly.

     EXCESS DISTRIBUTIONS - CONTINGENCIES

     20.2 If a Financier receives a distribution under clause 20.1 (How Administrative Agent is to distribute) on account of an amount which may become due for payment by the Financier to a third party and the right of the third party to claim on the Financier ends without a claim for the full distributed amount having been made, then the Financier agrees to promptly pay the Administrative Agent an amount equal to the unclaimed portion of the distributed amount.

      POSTPONEMENT OF NON-FUNDING FINANCIERS

     20.3 Despite anything in clause 20.1 (How Administrative Agent is to distribute), if the Administrative Agent recovers an amount through exercising the Administrative Agent's rights in its capacity as Administrative Agent of the Arranger and the Financiers as a result of being placed in funds under clause 15.3 (Funds before acting), then any Financier who did not fund the Administrative Agent is not entitled to receive any part of the amount until each Financier who funded the Administrative Agent receives an amount equal to the total of:

          (a)  the Principal Outstanding for that funding Financier; and

          (b) the amount of any loan principal and interest due to that funding Financier under clause 15.4 (If a Financier does not fund).

      MANNER OF DISTRIBUTION

     20.4 The Administrative Agent agrees to distribute amounts to each Financier promptly after receipt in immediately available funds to that Financier in accordance with clause 19.2(a) (Standing Payment Instructions).

      DISTRIBUTIONS MADE IN ERROR

     20.5 If the Administrative Agent is required to make a corresponding payment to another party when it has received an amount under a Transaction Document, the Administrative Agent agrees to do so as soon as it establishes that it has actually received the amount.

          If the Administrative Agent makes the corresponding payment and subsequently discovers that it has not actually received the amount due to be paid to it, then:

          (a) the party who received the payment agrees to refund it to the Administrative Agent on demand; and

          (b) the party who should have paid the amount to the Administrative Agent agrees to pay the Administrative Agent on demand the amount and the Administrative Agent's costs in funding the corresponding payment from the date when it was made until the date the Administrative Agent receives the refund.

      APPLICATION OF PAYMENTS

     20.6 The Administrative Agent and each Financier may apply amounts distributed to them towards satisfying obligations under the Transaction Documents in the manner they see fit, unless the Transaction Documents expressly provide otherwise.

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21    TRANSFERS AND SUBSTITUTIONS BY FINANCIERS

     DEALINGS OF RIGHTS UNDER LOAN NOTES BY FINANCIERS

     21.1 No Financier may deal with its rights or obligations under this agreement without dealing with its rights under the Deed Poll and Loan Note to an equivalent extent.

      SYNDICATION - DEED POLL

     21.2 (a) (a) Each Financier warrants that:

          (i) it is and, at the time it acquired a Loan Note, will be acting in the course of carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets;

          (ii) except as disclosed to the Borrower, it is not and at the time it acquired a Loan Note, so far as it has actual knowledge, an Associate of any other Financier;

          (iii) it:

               (A) has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold Loan Notes;

               (B) will not (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Loan Notes,

                    to anyone in respect of whom it has actual notice is an Associate of the Borrower.

          (b) Neither the Borrower nor the Administrative Agent have any responsibility for, and each Financier must obtain, all authorisations required by it for the subscription, offer, sale or delivery by it of Loan Notes under applicable laws and regulations in any jurisdiction to which the Financier is subject or in which it makes any offer, sale or delivery of Loan Notes.

      TRANSFER AND SUBSTITUTION BY FINANCIERS

     21.3 A Financier may at any time, without being required to obtain the Borrower's consent or to provide any prior notice to the Borrower, assign any of its rights under the Transaction Documents, transfer by novation any of its rights and obligations under the Transaction Documents, sub-participate or otherwise deal with any part of its benefits under the Transaction Documents to any person (including, without limitation, a trustee of a trust or a corporate vehicle established for the purposes of securitisation):

          (a)  if any necessary prior Authorisation is obtained;

          (b) where the Financier is transferring by novation its rights and obligations under any Transaction Document, the novation is effected by a transfer or substitution in accordance with clause
               21.4 (Transfer Certificates);

          (c) where the Financier assigns, sub-participates or otherwise deals with only part of its beneficial interest in the Transaction Documents other than by way of a transfer by novation, the Financier must remain the financier of record in respect of the Transaction Documents and the Administrative Agent, the Arranger and the Borrower are only obliged to deal with the Financier who is the financier of record; and

          (d) if the prior written consent of the Borrower is obtained where the dealing is in respect of the entire Commitment of that Financier or where the remaining Commitment of that Financier or the resulting Commitment of the substitute or transferee after such dealing will be less than A$10,000,000.

      TRANSFER CERTIFICATES

     21.4 Subject to clause 21.3 (Transfer and Substitution by Financiers):

          (a) if a Transferor Financier wishes to transfer some or all of its Loan Notes and substitute a new bank or financial institution for all or part of its participation under this agreement:

               (i) it must notify the Administrative Agent not less than 5 Business Days before the date on which such transfer and substitution is intended to occur;

               (ii) the Transferor Financier and the Transferee Financier shall in New South Wales or outside Australia execute and deliver to the Administrative Agent four counterparts of a certificate substantially in the form of schedule 2; and

               (iii) other than in respect of an assignment and transfer
                    pursuant to clause 21.5 (Assignments and Transfers on the Borrower's Request), the Transferor Financier must pay an administrative fee of A$3,500 to the Administrative Agent;

          (b) on receipt of the certificate and the administrative fee, if the Administrative Agent is satisfied that the substitution or transfer complies with clause 21.3 (Transfer and Substitution by Financiers), it shall promptly:

               (i)  notify the Borrower;

               (ii) countersign the counterparts on behalf of all other parties to this agreement;

               (iii) notify the Registrar and request the Registrar to update the Register accordingly (which will be conclusive) subject to rectification for fraud or error; and

               (iv) retain one counterpart and deliver the others to the
                    Transferor Financier, the Transferee Financier and the Borrower;

          (c) when the certificate is countersigned by the Administrative Agent, the Transferor Financier will be relieved of its obligations to the extent specified in the certificate and the Transferee Financier will be bound by the Transaction Documents as stated in the certificate; and

          (d) each other party to this agreement irrevocably authorises the Administrative Agent to sign each certificate on its behalf.

      ASSIGNMENTS AND TRANSFERS ON THE BORROWER'S REQUEST

     21.5 In the event that the Borrower:

          (a) is obliged to increase any amount payable payment to clause 10.1 of the Deed Poll (Tax - Payments to Financiers); or

          (b) has received a demand from a Financier under clause 11.1 of the Deed Poll (Increased Costs - Compensation Payable by Borrower) (which has not been withdrawn by the Financier); or

          (c) has received a notice from a Financier under clause 12.1 of the Deed Poll (Illegality),

          the Borrower may request the Financier to assign and transfer all of its rights and obligations under the Transaction Documents in accordance with clause 21.3 (Transfer and Substitution by Financiers), subject to the following conditions:

               (i) no Event of Default or Potential Event of Default has occurred and is continuing;

               (ii) the Financier is satisfied that the Borrower is not in breach of any of its obligations under the Transaction Documents to that Financier; and

               (iii) the Administrative Agent confirms to the Borrower and the
                    Financier that it has received an administrative fee of A$3,500 from the Borrower where the proposed assignee and transferee is not an existing Financier.

     21.6 Subject to clause 21.3 (Transfer and Substitution by Financiers), each assignee or transferee of a Financier must execute a New Creditor Accession Deed pursuant to and in accordance with the terms of the Deed of Common Terms and shall execute all such other documents and do all such other acts as may be requested, and considered necessary, by the Administrative Agent in connection with the transactions contemplated by the Deed of Common Terms.

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22    DEALING WITH INTERESTS

     NO DEALING BY THE BORROWER

     22.1 The Borrower may not assign or otherwise deal with its rights under any Transaction Document or allow any interest in them to arise or be varied, in each case, without the Administrative Agent's consent.

     22.2 The Borrower may not, without the consent of the Administrative Agent, create or allow to exist a Security Interest over or an interest in this agreement or assign or otherwise dispose of or deal with its rights under this agreement.

      DEALINGS BY FINANCIERS

     22.3 Subject to clause 21 (Transfers and Substitutions by Financiers), a Financier may deal with its rights under the Transaction Documents (including by assignment or participation) at any time. The consent of any other person, including the Borrower, is not required.

      DEALINGS BY ADMINISTRATIVE AGENT

     22.4 The Administrative Agent may assign or otherwise deal with its rights under the Transaction Documents to receive payments for its own account, without the consent of any person. But it may not otherwise deal with its rights except in accordance with this agreement.

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23    NOTICES

     FORM

          Unless expressly stated otherwise in the Transaction Document, all notices, certificates, consents, approvals, waivers and other communications in connection with a Transaction Document:

          (a) must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified; and

          (b)  must be:

               (i)  left at the address set out in the Details; or

               (ii) sent by prepaid post (airmail, if posted to or from a place outside Australia) to the address set out in the Details; or

               (iii) sent by fax to the fax number set out in the Details,

               but if the intended recipient has notified a changed postal address or fax number, then the communication must be to that address or number; and

          (c) if sent by post, are taken to be received three Business Days after posting (or seven Business Days after posting if sent to or from a place outside Australia); and

          (d) if sent by fax, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause; and

          (e) take effect from the time they are received unless a later time is specified in them provided that if the receipt is on a day which is not a Business Day or is after 4:00pm (addressee's time) it is taken to be received at 9.00am on the following Business Day.

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24   GENERAL

     SET-OFF

     24.1 At any time after an Event of Default, the Administrative Agent or a Financier may set off any amount due for payment by the Administrative Agent or the Financier, respectively, to the Borrower against any amount due for payment by the Borrower to the Administrative Agent or the Financier, respectively, under the Transaction Documents. The Borrower authorises the Administrative Agent and the Financier in the name of the Borrower or the Financier to do anything (including, without limitation, to execute any document) that is required for that purpose.

      CERTIFICATES

     24.2 The Administrative Agent or a Financier or their respective solicitors may give the Borrower a certificate about a matter (including, without limitation, the rate of interest on the Loans) or about a sum payable to the Financier in connection with a Transaction Document other than under clause 11 of the Deed Poll (Increased costs). The certificate is sufficient evidence of the matter or sum, unless it is proved to be false.

      CONFLICT OF INTEREST

     24.3 The Administrative Agent's, the Arranger's or a Financier's rights and remedies under this agreement may be exercised even if this involves a conflict of duty or the Administrative Agent, the Arranger or the Financier has a personal interest in their exercise.

      EXERCISE OF RIGHTS

     24.4 Each of the Administrative Agent, the Arranger and the Financiers may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Administrative Agent, the Arranger or any of the Financiers does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the Administrative Agent, the Arranger or any of the Financiers to exercise or delay in exercising a right, power or remedy does not prevent its exercise. Each of the Administrative Agent, the Arranger and the Financiers is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising the right, power or remedy.

      SUPERVENING LEGISLATION

     24.5 Any present or future legislation which operates to vary the obligations of the Borrower in connection with the Transaction Documents with the result that the rights, powers or remedies of any of the Administrative Agent, the Arranger and the Financiers are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

      APPROVALS AND CONSENT

     24.6 Any of the Administrative Agent, the Arranger and the Financiers may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

      REMEDIES CUMULATIVE

     24.7 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

      INDEMNITIES

     24.8 Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the Borrower giving it and survives termination of this agreement.

          It is not necessary for any of the Administrative Agent, the Arranger or the Financiers to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

      TIME OF THE ESSENCE

     24.9 Time is of the essence of any Transaction Document in respect of an obligation of an Obligor to pay money.


      FURTHER ASSURANCES

     24.10 At the Administrative Agent's request the Borrower must, at its own expense:

          (a) execute and cause its successors to execute documents and do everything else necessary or appropriate to bind the Borrower and its successors under the Transaction Documents; and

          (b) use its best endeavours to cause relevant third parties(other than the Financiers) to do likewise to bind every person intended to be bound under the Transaction Documents.

      VARIATION AND WAIVER

     24.11 Unless this agreement expressly states otherwise, a provision of this agreement, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound. A provision of the Deed Poll, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound and with the prior written consent of the Administrative Agent (acting upon the instructions of the Majority of Financiers).

      CONFIDENTIALITY

     24.12 Each of the Administrative Agent, the Arranger and the Financiers agrees not to disclose information provided by the Borrower that is not publicly available except:

          (a) in connection with any person exercising rights or dealing with rights or obligations under a Transaction Document (including when consulting other Financiers after a Potential Event of Default or an Event of Default or in connection with preparatory steps such as negotiating with any potential assignee or potential participant of the Financier's rights or to any ratings agency for the purposes of securitisation or other person who is considering contracting with the Financier in connection with a Transaction Document); or

          (b) to a person considering entering into (or who enters into) a credit swap with the Administrative Agent or a Financier involving credit events relating to the Borrower or any of its Related Entities; or

          (c) to officers, employees, legal and other advisers and auditors of the Administrative Agent, the Arranger or a Financier, as the case may be ; or

          (d) to any party to this agreement or any Related Entity of the Administrative Agent, the Arranger or a Financier, as the case may be, provided the recipient agrees to act consistently with this clause 24.12; or

          (e)  with the Borrower's consent (not to be unreasonably withheld); or

          (f) as allowed, requested or required by any law, stock exchange or regulatory authority.

            The Borrower consents to disclosures made in accordance with this clause 24.12.

      INCONSISTENT LAW

     24.13 To the extent permitted by law, this agreement prevails to the extent it is inconsistent with any law.

      COUNTERPARTS

     24.14 This agreement may consist of a number of copies of this agreement each signed by one or more parties to the agreement. When taken together, the signed copies are treated as making up the one document.

      APPLICABLE LAW

     24.15 This agreement is governed by the law in force in the place specified in the Details. The Administrative Agent, the Arranger, the Borrower and each Financier irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of that place and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

      SERVING DOCUMENTS

     24.16 Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party's address for service of notices under clause 23 (Notices).

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25    INTERPRETATION

      DEFINITIONS

     25.1 The following words have these meanings in this agreement unless the contrary intention appears:

          ACTION means action which may result in an amendment, waiver, determination, consent, approval, release or discharge.

          ADDITIONAL FINANCIER means each person so described in the Details.

          ADDITIONAL FINANCIER TRANSFER CERTIFICATES means the Transfer Certificates executed or to be executed in accordance with the provisions of clause 21 (Transfer and Substitutions by Financiers) on or about the date of Financial Close by the Additional Financiers.

          AGENCY FEE LETTER means the letter referred to in clause 4.1 (Agency
          Fee).

          AMENDING AGREEMENTS means the first amending agreement relating to this agreement dated 24 August 1999 and the second amending agreement relating to this agreement dated 23 December 1999.

          AMENDMENT AND RESTATEMENT AGREEMENT means the amendment and restatement agreement dated on or about 30 June 2000 pursuant to which this agreement was amended and restated.

          ARRANGER MANDATE LETTER means the letter referred to in clause 4.2 (Arranger Fee).

          ASSOCIATE has meaning given in section 128F(9) of the Tax Act.

          AUSTRALIAN ACCOUNTING STANDARDS means the accounting standards within the meaning of the Corporations Law and, where not inconsistent with those accounting standards and the Corporations Law, generally accepted accounting principles and practices in Australia consistently applied by a body corporate or as between bodies corporate.

          AUSTRALIAN DOLLARS and A$ means the lawful currency of Australia.

          AUTHORISATION includes:

          (a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; or

          (b) any consent or authorisation regarded as given by a Governmental Agency due to the expiration of the period specified by a statute within which the Governmental Agency should have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute.

          AUTHORISED OFFICER means:

          (a) in the case of the Administrative Agent and of a Financier, a director, secretary or an officer whose title contains the word "manager" "head of", "counsel" or "vice president" or a person performing the functions of any of them; and

          (b) in the case of an Obligor, a person appointed by the Obligor to act as an Authorised Officer under the Transaction Documents to which it is a party.

          BANK BILL RATE means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the "BBSY" page of the Reuters Monitor System on the first day of that Interest Period. However, if the average bid rate is not displayed by 10:30am on the first day of the Interest Period or if it is displayed but there is an obvious error in that rate, Bank Bill Rate means:

          (a) the rate the Administrative Agent calculates as the average of the bid rates quoted to the Administrative Agent at approximately 10:30am on that date by at least three Reference Banks for Bills of that tenor which are accepted by those institutions; or

          (b) where the Administrative Agent is unable to calculate a rate under paragraph (a) because it is unable to obtain the necessary number of quotes, the rate set by the Administrative Agent in good faith at approximately 10:30am on that date, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time.

          The rate calculated or set by the Administrative Agent must be expressed as a percentage rate per annum and be rounded up to the nearest four decimal places.

          BILL has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

          BUSINESS DAY means a day on which banks are open for general banking business in the place or places set out in the Details under "Business day place" (not being a Saturday, Sunday or public holiday in those places).

          COMMITMENT means, for a Financier, the amount set out as such for that Financier in the Details as reduced by the total of all prepayments and repayments (if any) in respect of that Financier.

          COSTS includes costs, charges and expenses, including those incurred in connection with advisers.

          DEED OF COMMON TERMS means the deed previously known as the security trust deed dated 24 February 1999 as amended by a deed dated on or about 22 February 2000 executed by the parties defined therein as the Core Borrowers, the parties defined therein as Obligors, TXU Corp. (previously trading as Texas Utilities Company), each of the parties defined therein as the Financiers, each of the parties defined therein as the Hedge Counterparties, each of the parties defined therein as the Junior Financiers and each of the parties defined therein as the Facility A Agent, the Facility B Agent, the Facility D Agent and the Trustee.

          DEED POLL means a deed poll executed by the Borrower in or substantially in the form of schedule 3.

          DEFAULT RATE means the applicable Interest Rate plus 2% per annum. For the purpose of this definition, the Interest Rate is calculated as if the overdue amount is a Loan with Interest Periods of 90 days (or another length chosen from time to time by the Administrative Agent) with the first Interest Period starting on and including the due date.

          DETAILS means the details which are set out at the beginning of this agreement.

          DIRECTIVE means any law, regulation, order, official policy, directive, request, requirement or guideline of any central bank or government or any governmental, fiscal, monetary, supervisory or other authority, whether or not having the force of law (including, without limitation, any form of reserve requirement, statutory reserve deposit, special deposit, variable deposit ratio, capital adequacy ratio, equity ratio, liquidity ratio, liabilities ratio or other requirement or restriction).

          DRAWINGS means the outstanding principal amount of the drawings made under the Facility.

          DRAWN COMMITMENT means, for a Financier, the principal amount actually made available by that Financier to the Borrower under the Facility.

          EASTERN means TXU Electricity Limited (previously known as Eastern Energy Limited) (ACN 064 651 118) in its capacity as a borrower under this agreement prior to the date of Financial Close .

          EVENT OF DEFAULT has the meaning given to it in clause 7 (Events of Default).

          FACILITY means the loan facility granted by this agreement.

          FACILITY LIMIT means A$413,000,000 as reduced by the aggregate of all prepayments and repayments under this agreement and the Deed Poll and as may be increased in accordance with clause 1.8 (Maximum accommodation).

          FINANCIAL CLOSE means the date determined in the manner set out in the Details.

          FINANCIAL CLOSE NOTICE means a completed notice containing the information and representations and warranties set out in schedule 1 (Financial Close Notice).

          FINANCIAL STATEMENTS means:

          (a)  a profit and loss statement;

          (b)  a balance sheet; and

          (c)  a statement of cash flows,

          together with any notes to those documents and a directors' declaration as required under the Corporations Law and any other information necessary to give a true and fair view.

          FINANCIER means:

          (a)  the Original Financiers;

          (b) subject to the terms of clause 2 (Issue of Loan Notes under the Facility), each Additional Financier; and

          (c) any person who is named as a "Transferee Financier" under a Transfer Certificate.

          GENERAL PARTNER means TXU Australia Holdings (AGP) Pty Ltd (ACN 086 014 931).

          GST means a goods and services tax or any similar tax imposed in Australia.

          GOVERNMENTAL AGENCY means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

          GUARANTOR means TXU Corp. (previously trading as Texas Utilities Company), a Texas corporation having an office at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, United States of America.

          INCREASED COSTS EVENT means:

          (a)  either:

               (i) the introduction or commencement (after the date of this agreement) of, or any change in, or in the interpretation, application or administration of (taking effect after the date of this agreement); or

               (ii) the compliance by, or a change in the method of compliance by, a Financier or any Holding Company (as defined in the Corporations Law) of a Financier with,

               any  Directive; or

          (b)  the imposition of, or any change in the basis of, any Taxes.

          INSOLVENCY EVENT means the happening of any of these events:

          (a) an application is made to a court for an order that a body corporate be wound up (and is not stayed, withdrawn or dismissed within 14 days) unless the body corporate satisfies the Administrative Agent (after consultation with a Majority of Financiers) within 14 days of it being made that the application is frivolous or vexatious; or

          (b)  an order is made that a body corporate be wound up;

          (c) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate (and is not stayed, withdrawn or dismissed within 14 days) unless the body corporate satisfies the Administrative Agent (after consultation with a Majority of Financiers) within 14 days of it being made that the application is frivolous or vexatious; or

          (d) a liquidator or provisional liquidator is appointed in respect of a body corporate, whether or not under a court order; or

          (e) except to reconstruct or amalgamate while solvent on terms approved by the Administrative Agent (after consultation with and acting on the instructions of a Majority of Financiers), a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; or

          (f) a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Administrative Agent (after consultation with a Majority of Financiers) or is otherwise wound up or dissolved; or

          (g) a body corporate is or states that it is unable to pay its debts when they fall due; or

          (h) as a result of the operation of section 459F(1) of the Corporations Law, a body corporate is taken to have failed to comply with a statutory demand; or

          (i) a body corporate is or makes a statement from which it may be reasonably deduced by the Administrative Agent (after consultation with a Majority of Financiers) that the body corporate is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Law; or

          (j) a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate; or

          (k)  a person becomes an insolvent under administration as defined in section 9 of the Corporations Law or action is taken which could result in that event; or

          (l) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

          INTEREST PAYMENT DATE means the last day of an Interest Period or if an Interest Period is of a duration which exceeds 93 days:

          (a) in respect of the interest accrued up to that day, the ninety-third day during that Interest Period; and

          (b) in respect of the balance of the interest accrued for that Interest Period, the last day of that Interest Period.

          INTEREST PERIOD means each period selected in accordance with clause
          3.1 (Notification of Interest Period).

          INTEREST RATE means the interest rate for the Facility set out in the Details.

          LENDING OFFICE means in the case of the initial Financiers, the address shown in the Details as the lending office of each initial Financier and, in the case of Financiers acquiring an interest under clause 21 (Transfers and Substitutions of Financiers), the address shown in the relevant Transfer Certificate as the Lending Office of that Financier.

          LIMITED PARTNERS means:

          (a) TXU Australia (LP) No. 1 Limited, a company incorporated in England and Wales with a registration number of 3679715; and

          (b) TXU Australia (LP) No. 2 Limited, a company incorporated in England and Wales with a registration number of 3679712.

          LOAN means the outstanding principal amount of the Drawings made available under the Facility which:

          (a)  has the same Interest Period; and

          (b)  ends on the same Interest Payment Date.

          LOAN NOTE means a debt obligation of the Borrower owing under the Deed Poll to a Financier.

          MAJORITY OF FINANCIERS means at any time Financiers the total of whose Commitments exceeds 66.67% of the total of all Financiers' Commitments.

          MARGIN means 0.875% per annum.

          MATERIAL ADVERSE EFFECT means something which materially adversely affects:

          (a) the legality, validity or enforceability of a Transaction Document; or

          (b) the relevant entity's ability to observe its obligations under the Transaction Documents; or

          (c)  the rights of any of the Financiers under the Transaction
               Documents.

          MATURITY DATE means the maturity date set out in the Details, but if that is not a Business Day, then the preceding Business Day.

          NEW CREDITOR ACCESSION DEED shall have the meaning it bears in the Deed of Common Terms and executed or to be executed by each of the Financiers party to this agreement and the Deed Poll from time to time other than the Original Financiers.

          OBLIGORS means the Borrower and the Guarantor and OBLIGOR means any of them.

          ORIGINAL ADMINISTRATIVE AGENT means Citibank, N.A., in its capacity as "Administrative Agent" under this agreement prior to the date of Financial Close.

          ORIGINAL COMMITMENT means, for an Original Financier, the amount for that Original Financier set out as such and so described in the Details.

          ORIGINAL FACILITY means the loan facility described in clause 1.1 (Original Facility).

          ORIGINAL FINANCIER means each person so described in the Details.

          PARTNERSHIP DEED means the Limited Partnership Deed made on 27 January 1999 as amended on 23 February 1999, 16 May 2000 and 31 May 2000 between the General Partner and the Limited Partners in order to form the Borrower.

          PERMITTED SECURITY INTEREST has the same meaning as in the Deed of Common Terms.

          POTENTIAL EVENT OF DEFAULT means an event which with the giving of notice or lapse of time would become an Event of Default.

          PROPORTION means, for a Financier in respect of the Facility or a Loan, the proportion which its Commitment bears to the Facility Limit.

          PRINCIPAL OUTSTANDING means, at any time or in respect of the Administrative Agent or a Financier, the total principal amount of all outstanding Drawings and all other amounts which are then due for payment, or which will or may become due for payment in connection with this agreement and/or the Deed Poll to the Administrative Agent, the Arranger or any Financier or to the Administrative Agent for the account of that Financier.

          REFERENCE BANKS means Citibank, N.A., and two other Financiers selected by the Borrower and the Administrative Agent.

          REGISTER means the register of holders of Loan Notes established under clause 9 (Registration).

          REGISTRAR means the person appointed from time to time under clause
          9.4 (Appointment of Registrar) as the Registrar.

          RELATED ENTITY of an entity means another entity which is related to the first within the meaning of section 50 of the Corporations Law or is in any economic entity (as defined in any approved accounting standard) which contains the first.

          SECURITY INTEREST means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

          STANDING PAYMENT INSTRUCTIONS means, in relation to any party, the details of the bank account(s) of such party set out in the Details.

          SUBSIDIARY of an entity means another entity which is a subsidiary of the first within the meaning of part 1.2 division 6 of the Corporations Law or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard.

          TAX ACT means the Income Tax Assessment Act 1936 of Australia.

          TAXES means taxes, levies, imposts, deductions, charges, withholdings and duties imposed by any authority (including, without limitation, stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them), except if imposed on the overall net income of a Financier.

          TEXAS GUARANTEE means:

          (a) for the period beginning on the date of this agreement and ending on the date of Financial Close, the guarantee entitled "Guaranty" dated as of 24 February 1999 in favour of Citibank, N.A. in relation to this agreement in force prior to the date of Financial Close and in respect of which Citibank, N.A., with the prior consent of the Guarantor, assigned a portion of its rights on 24 December 1999 to BA Australia Limited and a portion of its rights on 30 December 1999 to Westpac Banking Corporation; and

          (b) thereafter, a guarantee executed or to be executed by the Guarantor dated on or about the date of Financial Close in favour of the Administrative Agent, the Arranger and the Financiers in replacement of the document referred to in (a) above.

          TRANSACTION DOCUMENTS means the documents described as such in the Details, any document which any Obligor acknowledges in writing to be a Transaction Document, and any other document connected with any of them.

          TRANSFER CERTIFICATE means a certificate substantially in the form of schedule 2, completed as stated in that schedule, or another document approved by the Administrative Agent for the purpose of clause 21 (Transfers and Substitutions by Financiers).

          TRANSFEREE FINANCIER means a person who is to assume some or all of the obligations and become entitled to some or all of the rights of a Transferor Financier under the Transaction Documents.

          TRANSFEROR FINANCIER means a Financier which proposes to have some or all of its obligations and rights under the Transaction Documents assumed by and assigned to another person .

          TUC CREDIT AGREEMENT means the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000 as amended or modified from time to time, among the Guarantor, TXU Electric Company, TXU Gas Company and certain lenders and agents named in that agreement.

     REFERENCES TO CERTAIN GENERAL TERMS

     25.2 Unless the contrary intention appears, a reference in a Transaction Document to:

          (a) a group of persons is a reference to any two or more of them collectively and to each of them individually;

          (b) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them severally;

          (c) an agreement, representation or warranty by two or more persons binds them jointly and each of them severally but an agreement, representation or warranty by a Financier binds the Financier severally only;

          (d) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (e) a document (including this agreement) includes any variation or replacement of it;

          (f) law means common law, principles of equity, and laws made by parliament (and laws made by parliament include regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

          (g) a reference to an accounting term is to be interpreted in accordance with accounting standards under the Corporations Law and, if not inconsistent with those accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

          (h)  a time of day is a reference to Melbourne time;

          (i) the word "person" includes an individual, a firm, a body corporate, an unincorporated association and an authority;

          (j) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns and includes a new partner in the Partnership;

          (k) the word "payable" in relation to an amount, means an amount which is currently payable or will or may be payable in the future; and

          (l) the words "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

     NUMBER

     25.3 The singular includes the plural and vice versa.


     HEADINGS

     25.4 Headings are for convenience only and do not affect the interpretation of this agreement.


     DEED OF COMMON TERMS

     25.5 This agreement, the Loan Notes and the Deed Poll are Transaction Documents as defined in, and for the purposes of, the Deed of Common Terms. The rights of the Financiers, and the obligations of the Partnership, under this agreement, the Loan Notes and the Deed Poll are subject to the terms of the Deed of Common Terms.

     PARTNERSHIP

     25.6 If this agreement requires or permits any act, matter or thing to be done by the Borrower, that act, matter or thing must be done by the General Partner and, once done, will be deemed to bind:

          (a)  the Partnership; and

          (b) each of the partners in the Partnership in accordance with the Partnership Deed.


--------------------------------------------------------------------------------
SCHEDULE 1 - FINANCIAL CLOSE NOTICE

(CLAUSE 2)

To:        [NAME AND ADDRESS OF ADMINISTRATIVE AGENT]

           FOR ITSELF AND ON BEHALF OF THE ARRANGER AND THE FINANCIERS

Attention: [INSERT]

[DATE]

FINANCIAL CLOSE NOTICE - AMENDED AND RESTATED SUBORDINATED FACILITY AGREEMENT BETWEEN TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP AS BORROWER CITISECURITIES LIMITED AS ADMINISTRATIVE AGENT, CITIBANK, N.A. AS ARRANGER AND OTHERS AS FINANCIERS DATED 24 FEBRUARY 1999 AS AMENDED ON 24 AUGUST 1999 AND 23 DECEMBER 1999 AND AMENDED AND RESTATED ON [ ] JUNE 2000 ("FACILITY AGREEMENT")

This notice is given under clauses 2 and 3 of the Facility Agreement.

The Borrower  requests that the first Interest  Period  commencing on the date
of Financial Close is [             ]1

The Borrower represents and warrants that the representations and warranties in the Facility Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the date of Financial Close.

The "Interpretation" clause of the Facility Agreement applies to this notice as if it was fully set out in this notice.

 ..........................................
[NAME OF PERSON] being
an Authorised Officer of

THE BORROWER

--------------------------------------------------------------------------------
SCHEDULE 2 - FORM OF TRANSFER CERTIFICATE

                        for a Participation of [*]$[*]

relating to the Amended and Restated Subordinated Facility Agreement ("FACILITY AGREEMENT") dated [ ] June 2000 between TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP as Borrower and Citisecurities Limited as Administrative Agent, Citibank, N.A. as Arranger and the Financiers named in that agreement between:

1     [NAME] ("TRANSFEREE FINANCIER");

2     [NAME] ("TRANSFEROR FINANCIER); and

3 CITISECURITIES LIMITED (ACN 008 489 610) ("ADMINISTRATIVE AGENT") for itself and on behalf of the other parties to the Facility Agreement,

and the Deed Poll dated [*] by the Borrower ("DEED POLL").



--------------------------------------------------------------------------------
OPERATIVE PROVISIONS

26    DEFINITIONS

     26.1 In this Certificate definitions in the Deed Poll and the following definitions apply.

     TRANSFER DATE means the date of countersignature of this Certificate by the Administrative Agent [or [*] whichever is the later]. [NOTE: Insert any other date or dates as appropriate.]

     TRANSFERRED PARTICIPATION means [* of] the Transferor Financier's Commitment [and the participation in the Principal Outstanding under that Commitment [in respect of the following Loans:]

     INTEREST PERIOD LAST INTEREST AMOUNT OF LOAN PAYMENT DATE NOTE

     amounting to a principal amount of A$[*].

     26.2 The "General" and the "Interpretation" clauses of the Facility Agreement apply to this Certificate as if they were fully set out in this Certificate.

--------------------------------------------------------------------------------
27    TRANSFER AND SUBSTITUTION

     TRANSFER

     27.1 The Transferor Financier transfers Loan Notes with a maximum face amount and a principal outstanding representing the Transferred Participation with effect from and including the Transfer Date.

     SUBSTITUTION

     27.2 The Transferor Financier will cease to be entitled to and bound by its rights and obligations as a Financier under the Transaction Documents [relating to the Transferred Participation] [NOTE: Insert if only part of commitment assumed.] with effect from and including the Transfer Date. It will remain entitled to and bound by rights and obligations which accrue up to the Transfer Date.

     27.3 With effect from and including the Transfer Date:

          (a) the Transferee Financier and each of the parties to the Facility Agreement will assume obligations towards each other and acquire rights against each other which are identical to the rights and obligations which cease under clause 2.2, except to the extent the obligations so assumed and rights so acquired relate to the identity of or location of the Transferee Financier and not to the identity of or location of the Transferor Financier; and

          (b) the Transferee Financier will be taken to be a party to the Facility Agreement as a Financier with a Commitment and participation in the Principal Outstanding equal to the Transferred Participation.

--------------------------------------------------------------------------------
28    INDEPENDENT ASSESSMENT BY TRANSFEREE FINANCIER

     Without limiting the generality of clause 2 the Transferee Financier agrees as specified in clause 14.1 (Individual responsibility of Financiers) and clause 14.2 (Exoneration of Administrative Agent) of the Facility Agreement. Those clauses apply (subject to any agreement to the contrary) as if references to the Administrative Agent included the Transferor Financier. This Certificate is a Transaction Document for the purposes of the Facility Agreement.

--------------------------------------------------------------------------------
29   PAYMENTS

     From and including the Transfer Date the Administrative Agent shall make all payments due under the Transaction Documents in relation to the Transferred Participation to the Transferee Financier in accordance with the Standing Payment Instructions, the Facility Agreement and the Deed Poll. The Transferor Financier and the Transferee Financier will make directly between themselves those payments and adjustments which they agree with respect to accrued interest, fees, costs and other amounts attributable to the Transferred Participation before the Transfer Date.

--------------------------------------------------------------------------------
30   WARRANTY

     The Transferor Financier and the Transferee Financier jointly and severally represent and warrant to the other parties (including, without limitation, to the Borrower) that clause 21 (Transfers and Substitutions by Financiers) of the Facility Agreement has been complied with in relation to the Transferee Financier.

--------------------------------------------------------------------------------
31    NOTICES

     For the purpose of the Facility Agreement, the address for correspondence of the Transferee Financier is the address set out below.

--------------------------------------------------------------------------------
32   LAW

     This Certificate is governed by the laws of New South Wales.

     Signed by the authorised representatives of the parties [in New South Wales or outside of Australia].

THE TRANSFEROR FINANCIER

[NAME]

by:  ...............................................................


THE TRANSFEREE FINANCIER

[NAME]

by:  ...............................................................

[Fax No:]
[Tel No:]
[Attention:]
[Address for correspondence:]

[Standing Payment Instructions:]



Countersigned by an authorised representative of the Administrative Agent for itself and for the other parties to the Facility Agreement.

THE ADMINISTRATIVE AGENT

Citisecurities Limited

by:  ...............................................................

date: ..............................................................


--------
1  Must be an Interest Period set out in the Details.